Exhibit (a)(1)(A)

BOSTON SCIENTIFIC CORPORATION

OFFER TO EXCHANGE
CERTAIN OUTSTANDING STOCK OPTIONS
FOR
DEFERRED STOCK UNITS

THIS OFFER AND YOUR WITHDRAWAL RIGHTS EXPIRE
AT 11:59 P.M., EASTERN DAYLIGHT SAVINGS TIME, ON JUNE 19, 2007,
UNLESS WE EXTEND THE OFFER.

The Date of this Offer is May 22, 2007

Boston Scientific Corporation (“BSC,” the “Company,” “we,” “us” or “our”) is offering eligible employees the opportunity to exchange, on a grant-by-grant basis, their outstanding eligible options for deferred stock units (the “DSUs”) that we will grant under our 2003 Long-Term Incentive Plan, including any subplan applicable to participants in a particular country (the “2003 Plan”).

You are eligible to participate in the offer if you are an employee of BSC or one of our subsidiaries, so long as local laws permit, on the date of this offer and have neither ceased to be an employee, nor have submitted or received a notice of termination of employment, prior to the cancellation of your options tendered pursuant to this offer. Unless extended, this offer will expire at 11:59 p.m., Eastern Daylight Savings Time, on June 19, 2007. Members of our Board of Directors and our executive officers are not eligible to participate.

Options eligible for exchange in this offer are outstanding options to purchase BSC common stock that have an exercise price per share that is equal to or greater than $25.00, which equals 161% of the five-business day average closing price of our common stock prior to May 21, 2007, as reported on the New York Stock Exchange (“NYSE”), which was $15.58.

In this document, we use the term “option” to mean a particular option grant to purchase a specified number of shares of our common stock at a specified exercise price per share. You may tender for exchange any one or more of your eligible options or none at all. However, if you choose to tender an eligible option, you must tender all of the outstanding, unexercised options within that particular grant. We will not accept partial tenders of option grants.

The number of DSUs to be granted in exchange for each eligible option surrendered in this offer will be determined based upon either a 4.0-to-1.0, 7.0-to-1.0, or 8.0-to-1.0 exchange ratio, depending upon the exercise price of the option to be exchanged. You will have online access to a listing of your eligible options via the Boston Scientific Stock Option Exchange Program Portal at https://www.corp-action.net/Bostonscientific/, and, if necessary or requested, you will receive printed materials to make your election. These resources identify each of the options you currently hold which have an exercise price equal to or greater than $25.00 and the exchange ratio that applies to the option. The exchange ratio represents the number of shares subject to an eligible option that will be canceled, should you choose to tender that option in this offer, for each DSU that would be granted to you in exchange. Any fractional unit or share will be rounded down to the nearest whole number. Your online listing or statement indicates, for each of the options grants listed, the number of DSUs you will receive if the options within that grant are exchanged.

Each DSU granted pursuant to this offer represents the right to receive one share of our common stock upon vesting. In general, each DSU granted pursuant to this offer will vest based upon your continued employment with BSC for a specified period. Until DSUs have vested, they remain subject to restrictions on transfer and to forfeiture if your employment terminates for any reason other than death, disability or retirement. If and when the DSUs vest, the underlying shares of common stock will be issued to you free of forfeiture conditions and restrictions on transfer, other than required tax withholding and compliance with applicable securities laws, BSC securities trading policies and any other legal requirements.

All DSU awards will be subject to the terms of the 2003 Plan and an award agreement between you and BSC.

Participation in this offer is voluntary, and there are no penalties for electing not to participate. If you choose not to participate in the offer, you will not receive the new DSUs described in this offer, and your outstanding options will remain outstanding according to their existing terms and conditions.

If you want to exchange any of your eligible options, you must notify Mellon Investor Services (“Mellon”) of your election before our offer expires. You may notify Mellon of your election in one of the following two ways:

•	By making an election online at the Boston Scientific Stock Option Exchange Program Portal, which is available at https://www.corp-action.net/Bostonscientific/. Your online election must be submitted online before the expiration date deadline of 11:59 p.m. Eastern Daylight Savings Time on June 19, 2007.

•	By completing and returning a paper election form made available to you upon request, and delivering it to Mellon according to the instructions contained in the materials so that Mellon receives it before the expiration date deadline of 11:59 p.m. Eastern Daylight Savings Time on June 19, 2007.

If you do not wish to use our online process, you may request to be provided this offer to exchange and the forms necessary to participate in the offer in paper format. At any time you may request a paper copy of any Boston Scientific Stock Option Exchange Program document by contacting Mellon in the United States at 800-718-2943 or internationally at 201-680-6670. If you choose paper format, your election materials will need to be manually completed and delivered to Mellon in accordance with the instructions contained in the form.

To inform yourself about our offer, you should:

•	Read this whole document, the election form, the 2003 Plan and the form of DSU agreement because they contain important information;

•	Review the listing of your eligible options online at https://www.corp-action.net/Bostonscientific/;

•	Consider the questions and answers in the Summary Term Sheet, which starts on page 1;

•	Review the contents of the Boston Scientific Stock Option Exchange Program Portal, which is available at https://www.corp-action.net/Bostonscientific/; and

•	Call Mellon in the United States at 800-718-2943 or internationally at 201-680-6670, if you have questions about our offer.

We are making this offer upon the terms and conditions described in this offer to exchange, the election form and notice of withdrawal. The offer is not conditioned on any minimum number of options being exchanged. Our offer is, however, subject to conditions that we describe in Section 7 of Part III of this document.

Shares of our common stock are quoted on the NYSE under the symbol “BSX”. On May 21, 2007, the closing price of one share of our common stock on the NYSE was $15.53. We recommend that you get current market prices for our common shares before deciding whether to exchange your eligible options.

IMPORTANT NOTICE

Although our Board of Directors has approved this offer, neither we nor our Board of Directors makes any recommendation to you as to whether or not you should tender your eligible options for exchange. Also, the Company has not authorized any person to make any recommendation on its behalf as to whether or not you should accept this offer.

You must make your own decision as to whether or not to exchange your eligible options. In doing so, you should rely only on the information contained in the offering materials, the materials referenced in Section 18 of Part III of this document, any official question and answer session organized by our Human Resources Department, or any other authorized communications from BSC made generally available to eligible employees, as no other representations or information have been authorized by BSC. We recommend that you consult with your own advisors, including your tax and financial advisors, before making any decisions regarding the offer.

The DSUs we are offering may end up being worth less than your existing options. In evaluating this offer, you should keep in mind that the future performance of BSC and its stock will depend upon, among other factors, the future overall economic environment, the performance of the overall stock market and companies in our sector, the performance of our own business and the other risks and uncertainties set forth in our filings with the U.S. Securities and Exchange Commission. In particular, we recommend that you read our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, our Quarterly Report on Form 10-Q for the period ended March 31, 2007 and our Current Reports on Form 8-K filed since May 9, 2007, each of which has been filed with the U.S. Securities and Exchange Commission (the “Commission”) and is available free of charge on the Internet at www.sec.gov.

The statements in this document concerning the eligible options, the 2003 Plan and the DSU awards are summaries of the material terms but are not complete descriptions of the eligible options, the 2003 Plan, or the DSU awards. The stock plans under which the eligible options were granted and the applicable forms of award agreements have been filed as exhibits to our Tender Offer Statement on Schedule TO filed with the Commission (to which this document is also an exhibit). See Section 18 of Part III of this document for additional information regarding the Schedule TO.

Our offer is not being made to, and we will not accept any election to exchange options from or on behalf of, option holders in any jurisdiction in which our making the offer or accepting any tendered options is illegal. However, we may in our sole discretion take the actions we deem necessary for us to make a legal offer to option holders in such jurisdiction.

i

I. SUMMARY TERM SHEET

The following are answers to some questions about our offer. The answers are summaries and do not describe all of the details of the offer. You should read all of this document, the election form, the notice of withdrawal, our 2003 Long Term Incentive Plan (the “2003 Plan”) and the form of DSU agreement because they contain the full details of our offer and the terms of the DSUs, and these details could be important to you. For many of the questions, we have included a reference to the section or sections contained in Part III of this document where you can find a more complete discussion.

This summary is presented in question-and-answer format, organized as follows:

HOW THE BOSTON SCIENTIFIC STOCK OPTION EXCHANGE PROGRAM WORKS

1.  What is the Offer?

2.  Am I eligible to participate?

3.  Are employees outside the United States eligible to participate?

4.  What happens if my employment terminates before tendered options are canceled?

5.  Which options may I exchange?

6.  If I participate, what will happen to my current options?

7.  I have more than one eligible option grant. Do I have to exchange all of them in order to participate?

8.  May I tender unvested options?

9.  May I tender an option that I have already exercised in full?

10. What is a stock option?

11. What are “DSUs?”

12. Do I have to pay any money to receive DSUs or the shares I receive after my DSUs vest?

13. If I participate, how many DSUs will I receive?

14. When will my DSUs vest?

15. What will I receive when my DSU award vests?

16. What is the source of the common stock that will be issued under my DSU award?

17. What happens if my employment terminates before all of my DSUs vest?

18. If I participate, when will I receive my award agreement?

19. Where will I be able to view my DSUs?

20. Will my DSUs ever expire?

21. Are there risks that I should consider in deciding whether to exchange my options?

22. What happens if BSC’s stock price increases during the offer?

23. Why should I consider participating in the offer?

24. Are there conditions to the offer?

BACKGROUND AND PURPOSE OF THE OFFER

25. Why is BSC making this offer?

26. Why did BSC choose to offer this exchange for DSUs rather than repricing eligible options or granting new options?

27. Why are there additional vesting requirements on the DSUs when I have already held many of my options through the required periods?

28. Is it likely that an offer similar to this one will be made in the future?

29. Does our Board of Directors have a recommendation about this offer?

30. Is there any information regarding BSC that I should be aware of?

31. What are the accounting consequences to BSC of making this exchange offer?

DURATION OF THE OFFER

32. How long will this offer remain open? Can the offer be extended, and if so, how will I know if it is extended?

33. If the offer is extended, how will the extension affect the date on which DSUs will be granted?

HOW TO ELECT TO PARTICIPATE

34. What do I need to do to participate in the offer?

35. Do I have to return the election materials or any other document if I do not want to exchange my options?

36. If I elect to exchange my options by submitting an election to participate, can I change my mind?

37. Will BSC accept all options tendered for exchange?

38. What happens to my options if I do not accept this offer or if my options are not accepted for exchange?

39. What if I am out of the office on leave of absence or sabbatical during the offer period?

40. May I elect to participate in the exchange if Boston Scientific is not in an open window period.

U.S. FEDERAL AND INTERNATIONAL INCOME TAX CONSIDERATIONS

41. Will I have to pay U.S. federal income taxes at the time of the exchange if I participate in the offer?

42. What are the U.S. federal income tax consequences of my DSU award?

43. How will U.S. income and employment tax withholding be handled?

44. What are the income and social insurance tax consequences if I live outside of the United States?

45. Are there special considerations for people on international assignment or who have transferred from a BSC location in another country?

MISCELLANEOUS

46. What happens if BSC is acquired by another company?

HOW TO GET MORE INFORMATION

47. Who can I talk to if I have questions about the offer?

References in this document to the time “the offer expires” mean 11:59 p.m., Eastern Daylight Savings Time, on June 19, 2007, or, if we extend the offer period, any later date that we specify. References to the “offer to exchange” mean this document and its appendices. References to the “offer” or the “program” mean the Boston Scientific Stock Option Exchange Program described in the offer to exchange. References to dollars (“$”) are to United States dollars.

HOW THE BOSTON SCIENTIFIC STOCK OPTION EXCHANGE PROGRAM WORKS

1.  What is the Offer?

Beginning on May 22, 2007 and ending at 11:59 p.m., Eastern Daylight Savings Time, on June 19, 2007, unless we extend the offer, each eligible employee (described in Question 2 below) may decide to exchange eligible options (described in Question 5 below) for an award of DSUs (described in Question 11 below). The number of DSUs an eligible employee will receive in exchange for an eligible option grant will be determined by the exchange ratio (described in Question 13 below) applicable to that option. DSUs will be subject to a new vesting schedule (described in Question 14 below), even if the options tendered in the Boston Scientific Stock Option Exchange Program currently are fully vested.

Participation in this offer is voluntary, and there are no penalties for electing not to participate. If you choose not to participate in the offer, you will not receive the DSUs described in this offer, and your outstanding options will remain outstanding in accordance with their current terms and conditions.

2.  Am I eligible to participate?

Only “eligible employees” may participate in this offer. Generally, you are eligible if you are an employee of BSC or one of our subsidiaries on May 22, 2007 and are still an employee (even if on an approved leave of absence) on the date on which the tendered options are canceled and the new DSUs are granted. However, you will not be eligible to participate if you are an executive officer of BSC or a member of our Board of Directors. If you resign or receive a notice of termination at any time before the date on which the tendered options are canceled and the new DSUs are granted, you are not eligible to participate in the offer. (See Section 1 of Part III.)

3.  Are employees outside the United States eligible to participate?

Generally, yes; all employees worldwide are eligible. However, due to restrictions under the local laws of certain jurisdictions that limit our ability to make an offer to exchange, we are excluding employees who are residents of those jurisdictions. Please be sure to read Section 15 of Part III and Appendix B, which discuss terms of the offer specific to eligible employees outside the United States.

4.  What happens if my employment terminates before tendered options are canceled?

If you tender options for exchange under this offer, but before the tendered options are canceled (currently expected to occur around June 20, 2007), your employment with BSC or our subsidiaries terminates for any reason or you receive or submit a notice of termination, then your tender will automatically be deemed withdrawn and you will not participate in the Boston Scientific Stock Option Exchange Program. You will retain your outstanding options in accordance with their current terms and conditions, and you may exercise them during a limited period of time following your termination of employment in accordance with their terms to the extent that they are vested. If you are currently considered an “at-will” employee, this offer does not change that status, and your employment may be terminated by us or by you at any time, including before the offer expires, for any reason, with or without cause.

5.  Which options may I exchange?

Only “eligible options” may be exchanged under this program. Eligible options are generally those option grants having an exercise price per share that is equal to or greater than $25.00, which represents 161% of the five-business day average closing price of our common stock prior to May 21, 2007, as reported on the NYSE, which was $15.58. Any options that you tender for exchange with an exercise price that is not equal to or greater than $25.00 will not be eligible for exchange and will automatically be excluded from the offer. To determine which option grants are eligible for exchange, you should review your listing of eligible options via the Boston Scientific Stock Option Exchange Program Portal at https://www.corp-action.net/Bostonscientific/. Upon commencement of the offer you will be sent an e-mail by Mellon with information regarding pass codes and access to https://www.corp-action.net/Bostonscientific/ where you can review your information. The website lists all of your option grants which have an exercise price equal to or greater than $25.00 and therefore are eligible for exchange. (See Section 2 of Part III.)

6.	If I participate, what will happen to my current options?

Eligible options you elect to exchange under this program will be canceled promptly following the expiration of this offer and you will no longer have those options available for exercise. Any options you do not tender for exchange will not be canceled and will remain outstanding at their existing exercise prices and under their existing terms. (See Section 6 and Section 12 of Part III.)

7.  I have more than one eligible option grant. Do I have to exchange all of them in order to participate?

No. You may exchange one or more of your eligible option grants or none at all. However, if you choose to tender an eligible option for exchange, you must tender all of the outstanding, unexercised options within that grant. For the purposes of this offer, the term “option” means a particular option grant to purchase a specified number of shares of our common stock at a specified exercise price per share. We will not accept partial tenders of option grants. If you attempt to tender for exchange less than all of the outstanding, unexercised eligible options within a particular grant, we will reject your tender of that particular option grant in its entirety. Any such rejection will not affect any other eligible option grant that you properly tender. (See Section 2 of Part III.)

8.	May I tender unvested options?

Yes. Your eligible options do not need to be vested in order for you to participate in the offer. However, if you choose to tender a particular outstanding eligible option grant, you must tender the entire eligible option grant, both the vested and unvested portions.

9.	May I tender an option that I have already exercised in full?

No. The offer pertains only to outstanding options. It does not apply in any way to shares you have already purchased, whether upon the exercise of options or otherwise. If you have exercised an option in its entirety, that option is no longer outstanding and is therefore not eligible for this offer. If you have exercised an eligible option grant in part, the remaining unexercised portion of that option is outstanding and may be tendered for exchange. Options for which you have properly submitted an exercise notice prior to the date the offer expires will be considered exercised, whether or not you have received confirmation of exercise or the shares purchased.

10.	What is a stock option?

A stock option is the right to purchase shares of stock at a specified price, regardless of the actual market price of the stock at the time the option is exercised. Typically, the specified purchase, or “exercise,” price is the market price of a share of our common stock on the date the option is granted. Due to subsequent stock price fluctuations, at any given time following the grant of the option, the prevailing market price of the stock may be greater than, equal to, or less than, the specified exercise price of the option. When the market price is greater than the exercise price of the option (otherwise known as an “in-the-money” option), the option holder receives value from exercising the option, because he or she is able to buy the stock underlying the option at less than its prevailing market price. The holder of an option to purchase stock at an exercise price that is equal to or greater than the prevailing market price (otherwise known as an “out-of-the-money” or an “underwater” option) generally would not exercise the stock option. The options eligible for exchange under this program currently are, and have for some time been, “out-of-the-money” because eligible options have an exercise price equal to or greater than $25.00 and the fair market value of a share of our common stock on May 21, 2007 was $15.53.

11.	What are “DSUs?”

In this offer to exchange, we refer to deferred stock units as “DSUs”. DSUs granted pursuant to this offer are not actual shares of BSC common stock. Rather, they represent the right to receive shares of our common stock on a future date. DSUs will be granted to employees exchanging eligible options in the offer. Each DSU will represent the right to receive one share of BSC common stock on the date the unit vests. DSUs are subject to forfeiture upon termination of employment for any reason other than retirement, death or disability (and to restrictions on transfer) prior to vesting. Shares you receive when your DSUs vest will no longer be “restricted,” and you will be free to hold, transfer or sell them, subject to required tax withholding and compliance with applicable securities laws, BSC securities trading policies and any other legal requirements.

Generally, participants in the exchange offer will forfeit their replacement DSUs if they cease to be employed by us for any reason other than retirement, death or disability prior to their vesting and participants may not transfer, pledge, or otherwise dispose of unvested DSUs. The vesting and forfeiture provisions, transfer restrictions and other terms of the DSUs are set forth in the 2003 Plan and the forms of award agreement included as exhibits to our Tender Offer Statement on Schedule TO filed with the Commission (to which this offer to exchange is also an exhibit).

Participants in the exchange offer granted DSUs will not be BSC stockholders as a result of holding DSUs, and DSUs do not entitle their holders to vote at meetings of BSC stockholders. You will not be paid for any dividends paid on BSC shares while you hold DSUs, although we do not currently pay dividends on our stock and have no current plan to do so. Once the DSUs have vested and the underlying shares of common stock are issued to you, you will become and have all of the rights of a BSC stockholder (such as voting and dividend rights) with respect to those shares, and you may transfer or sell the shares, subject to required tax withholding and compliance with applicable securities laws, BSC stock trading policies and any other legal requirements. (See Section 9 of Part III.)

12.	Do I have to pay any money to receive DSUs or the shares I receive after my DSUs vest?

No. You will not be required to pay any money to receive DSUs. You will be responsible for paying all applicable taxes in connection with the vesting of the DSUs and any subsequent sale of shares of our common stock. (See Questions 41 through 45 below and Sections 14 and 15 of Part III.)

13.	If I participate, how many DSUs will I receive?

For all eligible stock option grants, you must surrender either four, seven or eight shares subject to an option in order to receive one DSU in the Boston Scientific Stock Option Exchange Program. As an example, if you have a stock option grant for 100 shares with an exercise price of $27.00, you would receive 25 DSUs. We will not issue any fractional DSUs. Any exchange that would result in a fractional DSU under the exchange ratio will be rounded down to the next whole unit. The exchange ratios are as follows:

Exchange Ratio
Exercise Price of Eligible Option	(Eligible Options for New DSUs)

$25.00 — $30.00	4 Eligible Options for 1 DSU
$30.01 — $40.00	7 Eligible Options for 1 DSU
>$40.00	8 Eligible Options for 1 DSU

The number of DSUs that we are offering in exchange for each eligible option grant is determined by an exchange ratio based on the relationship of a discounted binomial lattice model value estimate for the most valuable option within the specified exercise price group to an assumed fair market value of one share of our common stock to be made subject to a DSU issued in the Boston Scientific Stock Option Exchange Program.

14.	When will my DSUs vest?

DSUs issued in the exchange will be subject to a new vesting schedule and will be completely unvested at the time of the new grant, regardless of whether the options exchanged for DSUs were partially or wholly vested. As a result, you will have to continue your employment in order to realize any benefit from the new DSUs. You will forfeit any unvested DSUs in the event of a termination of employment for any reason other than retirement, death or disability, all as provided in the attached form of DSU. The new vesting schedule for each new DSU is based on the remaining vesting schedule applicable to the corresponding option exchanged for DSUs as of the grant date of the new DSUs. The new vesting schedules are set forth in the following table:

Exchanged Options	New DSUs

0 — ≤ 33% vested	25% per year/4 years
> 33% — ≤ 66% vested	33% per year/3 years
> 66% — < 100% vested	50% per year/2 years
100% vested	100% after 1 year

We will deliver shares of our common stock to holders of the new DSUs when they vest, if the participant remains employed by us through the vesting date. New DSUs that are not vested at termination of employment would be forfeited upon termination for any reason other than retirement, death or disability.

Vesting Applicable to Awards in France

For eligible French qualified stock options exchanged for DSUs, the vesting schedules applicable to such new DSUs will be as follows:

Portion of Vesting Period of	Total Vesting Period
Eligible Qualified Option Elapsed as of Date of Cancellation	of DSUs	Percentage of DSUs Vesting*

0 — ≤ 33%	4 years	25% per year/4 years
> 33% — ≤ 66%	3 years	33% per year/3 years
> 66% — < 100%	2 years	50% per year/2 years
100%	1 year	100% after 1 year

*	Annual vesting will be measured from the grant date of the award.

For example, in the case of eligible qualified options granted to an employee subject to income and social insurance contribution taxation in France that cliff vest in their entirety after a minimum of four years, if greater than 66% but less than 100% of the time required for the option to vest has elapsed, then 50% of the DSUs issued in exchange will vest on the first anniversary of the DSU grant date and the second 50% will vest on the second anniversary of the grant date.

If you are a resident of France for tax purposes, you should refer to the Guide to Tax Issues in France contained in Appendix B to this offer to exchange for a further discussion of the vesting provisions and restrictions on sale that will apply to your DSU awards and shares issued pursuant to these awards.

15.	What will I receive when my DSU award vests?

DSUs will be settled on a one-to-one basis in shares of BSC common stock on, or as soon as practicable following, their vesting dates.

16.	What is the source of the common stock that will be issued under my DSU award?

The shares of BSC common stock issued under DSU awards will be issued under our 2003 Plan. We intend to use shares subject to the options canceled under this Boston Scientific Stock Option Exchange Program to provide for the shares issuable pursuant to the DSUs granted under the Boston Scientific Stock Option Exchange Program.

17.	What happens if my employment terminates before all of my DSUs vest?

You will generally forfeit any DSUs that are not vested on the day you stop being a BSC employee for any reason other than retirement, death or disability. Any vested shares that you receive upon vesting of your DSU award while you are an employee of BSC or one of its subsidiaries are yours to keep even after you leave BSC.

If you believe that your employment may terminate for any reason other than retirement, death or disability before the DSUs vest, you should carefully consider whether or not to participate in the offer. Your options currently may be fully or partially vested. If you do not exchange them, you may be able to exercise your vested options for a period of time after your employment ends (as specified in your stock option agreement). If you participate in the offer, the options you elect to exchange will be canceled and you will forfeit any DSUs that have not vested at the time your employment ends. (See Section 9 of Part III).

18.	If I participate, when will I receive my award agreement?

DSU awards will be granted promptly following expiration of the offer (June 19, 2007) in exchange for all properly tendered options that we accept for cancellation and exchange. We expect to provide DSU recipients with DSU agreements as soon as practicable following the DSU grant date. You should note that receiving your DSU agreement does not mean that you will be entitled to receive immediately the underlying shares of BSC common stock. Rather, you will not become entitled to receive shares of common stock until your award vests. (See Question 14.)

19.	Where will I be able to view my DSUs?

Through the Mellon website (www.melloninvestor.com), you will be able to view your awards, and to monitor your vesting dates, much as you can do now with stock options and DSUs that we have previously granted to you. If you have elected to participate in the exchange offer, on each annual vesting date, your Mellon account will automatically reflect the remaining shares of common stock subject to vesting in accordance with this offer.

20.	Will my DSUs ever expire?

Unlike stock options, DSUs do not expire. Instead, if you are still an employee of BSC or one of our subsidiaries on each of your annual vesting dates, a portion of your DSUs will become vested and you will automatically receive shares of common stock in settlement of the portion of your DSUs that vests on each such date. See also the answers to Questions 14, 15 and 17.

21.	Are there risks that I should consider in deciding whether to exchange my options?

Yes. Exchanging your eligible options does have some risks. You should carefully review the discussion of certain of these risks in Part II of this document (“Certain Risks of Participating in the Offer”).

22.	What happens if BSC’s stock price increases during the offer?

If our stock price increases during the offer, you may want to exercise some of your options or even decide that you do not want to participate in the offer. If you want to exercise any of your options that may be eligible for exchange, you can do so by exercising them before you make an election to participate. If you exercise some of your eligible options and then want to exchange the rest, you can do so by again following the procedures in Section 4 of Part III. The five-business day average closing price of our common stock prior to May 21, 2007, as reported on the NYSE, was $15.53.

23.	Why should I consider participating in the offer?

If you participate in the offer, you will surrender eligible options for more shares than the number of DSUs you will receive in exchange, based on an exchange ratio set on the date that this offer commenced, as described in the answer to Question 13 and Section 2 of Part III.

For purposes of establishing the exchange ratios, the options subject to the Boston Scientific Stock Option Exchange Program have been valued using a binomial lattice model. This model relies on the following inputs: stock price volatility, expected employee turnover, expected rates of exercise, risk-free interest rates and expected dividends. These inputs are established based on a review of our historical stock price volatility levels and current implied volatility rates, annual employee turnover rates, and employee stock option exercise behavior. No dividends were assumed based on our historical practice of not paying dividends.

Some examples (based on vesting schedules applicable to DSU awards to be granted) may assist you:

•	If you have an eligible option grant for 100 shares at an exercise price of $25.00 per share, at the exchange ratio of 4.0 option shares for 1.0 DSU, you could elect to surrender this option and receive 25 DSUs. If this option was fully vested at the time of cancellation in the Boston Scientific Stock Option Exchange Program, your DSUs would vest in one year. You would not be able to sell any shares until one year after your new grant was made, when your DSU award would vest. At that time, if the market price per share of our common stock is, for example, $15.00, you could sell your award shares for $375.00 (i.e., 25 shares x $15.00).

•	If you chose to retain your option rather than exchange it for DSUs under this scenario, you would not have been able to exercise the option for any value because, at an exercise price of $25.00 and a market price of $15.00, it would have remained “out-of-the-money”. It is possible that the price of our common stock will never rise above $25.00 during the life of the option. If that happens, you will not be able to exercise and sell the underlying shares at a profit. However, if at the end of the same one-year period used in the example above, the market price per share of our common stock climbs to $40.00, your unexercised option would be worth $1,500.00 (i.e., 100 shares x ($40.00 — $25.00 exercise price)). Assuming the same facts, if you exchanged this option for DSUs at the offered 4.0-to-1.0 exchange ratio, they would be worth $1,000.00 (i.e., 25 shares x $40.00) at the end of the one-year period.

The foregoing examples assume that you remain employed by the Company through the applicable vesting dates. In addition, none of the foregoing takes into account the tax effects of any of the transactions, which are described in Questions 41 — 45.

Again, you should keep in mind that, if you choose to participate in this offer and receive DSUs, you will be exchanging stock options that may already be vested either in full or in part for DSUs that will be completely unvested at grant and will have a minimum vesting period of one year, and a maximum vesting period of four years, for full vesting. (See Question 14.)

To illustrate the significance of vesting on DSUs, consider the first example above in which the price of our common stock remains at $15.00 per share throughout the one-year vesting period of the DSUs. As explained above, the deferred stock unit award would yield more than the stock options, since the options, with an exercise price of $25.00 per share, would remain out-of-the-money for the entire period, while the shares underlying the deferred stock unit award could be sold for a total of $375.00 (i.e., 25 shares x $15.00). However, now assume that the stock price rises to $30.00 per share prior to the DSUs’ vesting date following the exchange, and then declines to $15.00 per share for the remainder of the one-year vesting period. Under those assumptions, you would have lost the opportunity to realize $500.00 (i.e., 100 shares x ($30.00 — $25.00)) for your stock options (assuming you exercised them and sold the stock at $30.00 per share), if you had exchanged your options for DSUs which would be worth $375.00 on the day they vest. Moreover, if your employment with the Company terminates for any reason other than retirement, death or disability prior to the time your deferred stock unit award vests in full, you will not realize any value from the unvested portion of the award, which you will forfeit whereas options generally can be exercised for a limited period of time following termination of employment.

In evaluating this offer, you should keep in mind that the future performance of our common stock will depend upon, among other factors, the future overall economic environment, the performance of the overall stock market and companies in our sector, the performance of our own business and the risks and uncertainties set forth in our filings with the U.S. Securities and Exchange Commission. We recommend that you read our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and our Quarterly Report on

Form 10-Q for the period ended March 31, 2007, which have been filed with the Commission and are available at www.sec.gov, as well as all of our Form 8-Ks and other documents incorporated by reference in our Tender Offer Statement on Schedule TO (to which this document is also an exhibit).

24.	Are there conditions to the offer?

Yes. The offer is subject to a number of other conditions that are described in Section 7 of Part III. The offer is not conditioned on a minimum number of options being tendered for exchange or upon a minimum number of option holders accepting the offer. Participation in the offer is completely voluntary.

BACKGROUND AND PURPOSE OF THE OFFER

25.	Why is BSC making this offer?

As a result of the significant volatility in our stock price over the last several years, a considerable number of our employees hold options that have exercise prices higher than the current and recent trading prices of our common stock. We believe that these out-of-the-money options are not achieving the purposes for which they were intended. In addition, many of the eligible options have been out-of-the-money for extended periods of time so they do not serve their intended employee incentive purposes, but we still have to take an accounting charge for them. The overall purpose of this offer is to promote the interests of our stockholders by strengthening our ability to engage, motivate and retain valued employees. (See Section 3 of Part III.)

26.  Why did BSC choose to offer this exchange for DSUs rather than repricing eligible options or granting new options?

Our Board of Directors considered a variety of alternatives to address the issues caused by the significant number of out-of-the-money options. By providing for the grant of replacement awards consisting of DSUs of equivalent value rather than new at-the-money stock options, the Compensation Committee of our Board of Directors sought to strengthen BSC’s equity-based retention incentives without the additional compensation expense of additive awards and without using a significant portion of the shares available for grant under our equity award pools. Additionally, by exchanging stock options according to the terms of this offer, rather than granting additional options, we avoid potential dilution to our stockholders caused by having to increase our equity award pool. (See Section 3 of Part III.)

27.  Why are there additional vesting requirements on the DSUs when I have already held many of my options through the required periods?

Two of the principal purposes of our equity programs are to align the interests of our employees with those of our stockholders and to promote employee retention. We believe that anything shorter than a one-year vesting period would not adequately allow us to further these objectives. You should carefully consider the risks of exchanging vested options for unvested DSUs. (See Questions 14 and 23.)

28.	Is it likely that an offer similar to this one will be made in the future?

While our Compensation Committee evaluates BSC’s compensation programs periodically, it has no current intention to make any similar offer in the future. You should make your decision on the assumption that, if you do not surrender your eligible options in accordance with the terms of this offer (including deadlines stated in this offer to exchange), you will not have another similar opportunity.

29.	Does our Board of Directors have a recommendation about this offer?

No. Our Board of Directors is not making a recommendation about this offer. Although the Compensation Committee of the Board and our Board of Directors have approved this exchange offer, they recognize that the decision to accept or reject this offer is an individual one that should be based on a variety of factors, including your own personal circumstances and preferences. You should consult with your personal advisors if you have questions about your financial or tax situation. Neither we, the Compensation Committee nor our Board of Directors are making a recommendation to employees as to whether or not to accept this exchange offer.

30.	Is there any information regarding BSC that I should be aware of?

Yes. Your decision of whether to accept or reject this offer should take into account the factors described in this offer to exchange, as well as the various risks and uncertainties inherent in our business. These risks include, but are not limited to, those risks set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, in our Quarterly Report on Form 10-Q for the period ended March 31, 2007 and in our Form 8-Ks. In addition, before making your decision to tender your eligible options, you should carefully review the information about BSC discussed in Part II (“Certain Risks of Participating in the Offer”) and in Section 10 of Part III of this document. This information includes an update on recent events affecting our business and explains where you can find additional information about us.

31. What are the accounting consequences to BSC of making this exchange offer?

Under the current accounting rules, both stock options and DSUs result in an expense for financial accounting purposes and the amount of that expense is based on their estimated fair value at the grant date. For accounting purposes, to the extent the fair value of each award of DSUs granted to employees exceeds the fair value of the stock options surrendered, determined on the exchange date, such excess is considered additional compensation. The Boston Scientific Stock Option Exchange Program will be accounted for under Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (“SFAS No. 123R”). Under these rules, the exchange of options for DSUs will be characterized as a modification of the exchanged options. As a result, the difference, if any, between the fair value of the new DSUs over the fair value of the exchanged options determined as of the time of the exchange is expected to result in a modest additional expense. The accounting consequences will depend in part on participation levels as well as on the exchange ratios and vesting schedules established at the time of the option exchange. (See Section 12 of Part III.)

DURATION OF THE OFFER

32.  How long will this offer remain open? Can the offer be extended, and if so, how will I know if it is extended?

This offer begins on May 22, 2007 and is scheduled to expire on June 19, 2007, at 11:59 p.m., Eastern Daylight Savings Time. No exceptions will be made to this deadline, unless we extend it. Although we do not currently intend to do so, we may, in our sole discretion, extend the expiration date of this offer at any time. If we extend this offer, we will publicly announce the extension no later than 9:00 a.m., Eastern Daylight Savings Time, on June 19, 2007. (See Section 16 of Part III.)

33.  If the offer is extended, how will the extension affect the date on which DSUs will be granted?

If we extend the offer and you elect to participate in it, you must properly tender any eligible option grant you wish to exchange before the expiration of the extended offer period. Your properly tendered eligible options will be accepted and canceled, and your award of DSUs will be granted, promptly following the extended expiration date.

HOW TO ELECT TO PARTICIPATE

34.  What do I need to do to participate in the offer?

To properly elect to exchange your eligible options, you must notify Mellon of your election in either of the following two ways before 11:59 p.m., Eastern Daylight Savings Time, on the expiration date, which is currently June 19, 2007:

Either

•	Make your election online at the Boston Scientific Stock Option Exchange Program Portal, which is available at https://www.corp-action.net/Bostonscientific/. Your online election must be submitted online before the expiration date deadline; or

•	Complete, sign, date and return the paper materials made available to you upon your request, and deliver them to Mellon according to the instructions contained in the materials so that Mellon receives them before the expiration date deadline.

If you do not have access to a computer or do not wish to use our online process, you may request to be provided this offer to exchange and the forms necessary to participate in the offer in paper format. At any time you may request a paper copy of any Boston Scientific Stock Option Exchange Program document by contacting Mellon in the United States at 800-718-2943 or internationally at 201-680-6670. If you choose paper format, your election materials will need to be manually completed and delivered to Mellon in accordance with the instructions contained in the materials.

35.  Do I have to return the election materials or any other document if I do not want to exchange my options?

No. You do not have to return or submit online any documents to us if you do not wish to exchange your eligible options in this offer. If you do not timely return or submit an online election or your paper election, you will not participate in the Boston Scientific Stock Option Exchange Program. This offer is completely voluntary, and there are no penalties for electing not to participate in the offer.

36.  If I elect to exchange my options by submitting an election to participate, can I change my mind?

Yes. If you decide to participate in the offer and then decide to withdraw or change all or some of the elections you submitted, you may do so at any time before the offer expires. You may withdraw your elections by either editing and resubmitting your election at the Boston Scientific Stock Option Exchange Program Portal, which is available at https://www.corp-action.net/Bostonscientific/, or by submitting a paper withdrawal notice that will be mailed upon your request. Your election to withdraw must be received by Mellon before the offer expires. For those without access to a computer, or if you need an additional printed copy of the withdrawal notice, please contact Mellon. (See Section 4 of Part III.)

If you then decide to participate in the exchange, you must request and submit new election materials or make a new online election. You will have the right to withdraw your tendered options at any time until we accept your tendered options. (See Section 5 of Part III.)

37.  Will BSC accept all options tendered for exchange?

We will accept all options that are properly tendered for exchange unless the offer is terminated. If we terminate the offer without accepting options for exchange, we will communicate this to you by 11:59 p.m., Eastern Daylight Savings Time on the first business day after the offer expires (i.e., if the expiration date is June 19, 2007, this communication will be no later than 11:59 p.m. Eastern Daylight Savings Time on June 20, 2007). The communication may be made orally, by written or electronic notice or by public announcement. (See Sections 6 and 16 of Part III.)

38.  What happens to my options if I do not accept this offer or if my options are not accepted for exchange?

Nothing. If you do not elect to participate in the offer, or if we terminate the offer, you will keep all your current options, and you will not receive any DSUs as described in this offer. The offer will not result in any changes to the terms of your current options. (See Section 4 of Part III.)

39.  What if I am out of the office on leave of absence or sabbatical during the offer period?

If you will be on a leave of absence, extended paid-time-off or sabbatical during any portion of the offer period, you can make your elections remotely through a virtual private network (VPN) access on your computer or you may request that a copy of the paper materials be mailed to your home address. Please contact Mellon via telephone in the United States at 800-718-2943 or internationally at 201-680-6670. It is your responsibility to contact Mellon to obtain the election materials if you will be out of the office for an extended time during the offer period. If you do not make your election online or submit a paper election form before the deadline, you will not participate in the Boston Scientific Stock Option Exchange Program.

40.  May I elect to participate in the exchange if Boston Scientific is not in an open window period.

It is okay to participate notwithstanding the fact that we are not in an open window period. When the DSUs vest and you wish to trade the stock you will then be subject to our Stock Trading Policy.

U.S. FEDERAL AND INTERNATIONAL INCOME TAX CONSIDERATIONS

41.  Will I have to pay U.S. federal income taxes at the time of the exchange if I participate in the offer?

If you are subject to U.S. income taxation, you should not incur any immediate U.S. federal income tax consequences as a result of either electing to retain your eligible options or electing to exchange your eligible options for DSUs. It is intended and the foregoing assumes that the Boston Scientific Stock Option Exchange Program and the awards issued as a result of the exchange will be exempt from federal income tax rules relating to nonqualified deferred compensation plans or, to the extent that the program or an award is subject to those rules, will comply with the requirements of those rules. Noncompliance with the nonqualified deferred compensation rules where they apply can result in accelerated taxable income and additional taxes. See the response to Question 42 for additional U.S. federal income tax consequences of your DSU award.

42.  What are the U.S. federal income tax consequences of my DSU award?

Upon the delivery of shares as your new DSUs vest, you will have ordinary income equal to the value of the shares at that time and the Company will be entitled to a corresponding deduction. See the response to Question 41 for additional U.S. federal income tax consequences of your participation in the exchange.

43.  How will U.S. income and employment tax withholding be handled?

Upon the issuance of shares after the vesting of your DSUs, the Company will hold back from the total number of shares to be delivered to you, and shall cause to be transferred to the Company, the whole number of shares having a fair market value on the date the shares are delivered as nearly as possible equal to (rounded to the next whole share) the Company’s withholding, income, social and similar tax obligations with respect to the shares or you may send a check to the Company to cover the withholding.

44.  What are the income and social insurance tax consequences if I live outside of the United States?

If you are a tax resident or citizen of another country, you should refer to Appendix B to this offer to exchange for a brief summary of the local tax consequences associated with your participation in the offer.

45.  Are there special considerations for people on international assignment or who have transferred from a BSC location in another country?

If you are an employee of the Company or one of its subsidiaries who is on an international expatriate assignment in a country other than your home country, or if you have transferred your employment with the Company or one of its subsidiaries from your home country to another country (either temporarily or permanently), you should consult with your personal tax advisor regarding the potential tax consequences associated with your participation in the offer. These consequences can vary greatly and will depend upon your personal circumstances.

MISCELLANEOUS

46.  What happens if BSC is acquired by another company or sells all or a portion of its assets to another company?

If we are acquired by another company, or sell all or a portion of our assets to another company, before the offer expires, you may withdraw your tendered options and have all of the rights under your options. Further, if we are acquired or sell all or a portion of our assets to another company prior to the offer expiration date, we reserve the right to withdraw the offer, in which case your options will remain outstanding subject to their terms.

In general, under the terms of the 2003 Plan, immediately prior to a change in control of BSC each DSU will vest. However, if there is a surviving or acquiring entity, the Company may provide for a substitution or assumption of DSUs by the acquiring or surviving entity or an affiliate thereof, on such terms as the Company and acquiring entity determine. In the event of such a substitution or assumption, the type of security and the number of shares covered by the DSUs would be determined by the acquisition, merger or similar agreement between us and the acquiror. If there is no surviving or acquiring entity, or if the Company does not provide for a substitution or assumption of a DSU, the DSU will vest on a basis that gives you a reasonable opportunity to participate as a stockholder in the change in control transaction. However, any final terms will be dictated by any applicable merger, acquisition or similar agreement and may vary from the scenarios contemplated above.

If you received DSUs in the offer and we are acquired by another company, or sell all or a portion of our assets to another company, after the issuance of shares of common stock to you upon the vesting of your DSUs, you will be a BSC stockholder upon vesting and treated the same as our other stockholders in the transaction.

If we are acquired by another company, that company may decide to terminate some or all of the employees of BSC or one of its subsidiaries before their DSUs vest in full. In that case, terminated employees would forfeit unvested DSUs and would not receive stock or any other consideration for the options that were canceled in the exchange offer. Similarly, if we sell all or a portion of our assets to another company, the asset sale may result in a termination of employment for certain affected employees before their DSUs vest in full. In that case, terminated employees would forfeit unvested DSUs and would not receive stock or any other consideration for the options that were canceled in the exchange offer. (See Section 6 of Part III.)

HOW TO GET MORE INFORMATION

47.  Who can I talk to if I have questions about the offer?

For additional information or assistance, you should call Mellon in the United States at 800-718-2943 or internationally at 201-680-6670.

In addition to these resources, we also plan to arrange for question and answer sessions, including webinars, about the Boston Scientific Stock Option Exchange Program. These sessions will not be a solicitation or make any recommendations whatsoever with respect to the offer. For example, we will not be able to answer questions about your personal situation or otherwise provide an assessment of the merits of this offer. You should consult your personal advisors if you have questions about your financial or tax situation.

We will be providing information about the timing and location of the question and answer session in the coming days.

II. CERTAIN RISKS OF PARTICIPATING IN THE OFFER

Participation in the offer involves a number of potential risks, including those described below. The risks identified in this section and the risks described under the heading entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 1, 2007 and in our Quarterly Report on Form 10-Q for the period ended March 31, 2007, filed with the Commission on May 9, 2007, highlight the material risks of participating in this offer. Eligible employees should carefully consider these risks and are encouraged to speak with their personal investment and tax advisors as necessary before deciding to participate in the offer. We strongly recommend that you read the rest of this offer to exchange. In addition, employees who live and work outside of the United States are encouraged to read Section 15 of Part III (“Considerations Specific to Eligible Employees Outside of the United States”) and Appendix B (“Guide to International Issues”) of this offer to exchange discussing income and social insurance tax consequences in various countries, as well as the other documents listed above, and consult with an investment and tax advisor as necessary before deciding to participate in this offer.

ECONOMIC RISKS

If you do not have an employment relationship with BSC or one of our subsidiaries for any reason other than retirement, death or disability on the date your DSUs would otherwise vest, including as the result of a reduction-in-force, another company’s acquisition of us, or a sale of all or a portion of our assets to another company, you will forfeit any unvested DSUs.

This means that if you quit for any reason other than retirement, or we terminate your employment, with or without cause or notice, and you are not an employee on the date your DSUs would vest, you will forfeit the unvested DSUs and will not receive anything for the options you tendered and we canceled. This offer is not a guarantee of employment for any period. Your employment relationship with BSC (or one of our subsidiaries or a successor entity, as applicable) may be terminated at any time by either you or us, or our subsidiary or successor entity, with or without cause or notice, subject to any employment agreement you may have with BSC (or one of our subsidiaries or a successor entity, as applicable).

If we are acquired by another company, that company may, as part of the transaction or otherwise, decide to terminate some or all of the employees of BSC or one of its subsidiaries prior to the vesting of DSUs granted under this exchange program. If you do not have an employment relationship with BSC (or one of our subsidiaries, or a successor entity, as applicable) due to our being acquired or for any other reason on the date your DSUs would otherwise vest, you will forfeit those unvested DSUs. Similarly, if we sell all or a portion of our assets to another company, the asset sale may result in termination of employment for certain affected employees before their DSUs vest in full. In that case, terminated employees would forfeit unvested DSUs and would not receive stock or any other consideration for the options that were canceled in the exchange offer.

The valuation methodology utilized to determine the exchange ratio is based on the binomial lattice option pricing model and may not be consistent with the results obtained using other valuation techniques or input assumptions.

We expect that the difference, if any, between the fair value of the new DSUs over the fair value of the exchanged options determined as of the time of the exchange could result in a modest additional expense to us. However, the actual accounting consequences will depend in part on participation levels as well as on the exchange ratios and vesting schedules established at the time of the option exchange.

Our valuation of the options eligible for exchange is based on the binomial lattice option pricing model using the following inputs: stock price volatility, expected employee turnover, expected rates of exercise, risk-free interest rates and expected dividends. These inputs are established based on a review of our historical stock price volatility levels and current implied volatility rates, annual employee turnover rates, and employee stock option exercise behavior. No dividends were assumed based on our historical practice of not paying dividends.

Even experts can disagree on the correct assumptions to use for any particular option valuation exercise. The assumptions we used for purposes of this offer may not be the same as those used by others and, therefore, our valuation of the options and/or the exchange ratio may not be consistent with those obtained using other valuation techniques or input assumptions.

If our stock price increases after the date your tendered options are canceled, including if we are acquired by or merge with another company, your canceled options might have been worth more than the DSUs that you receive in exchange for them.

We cannot predict the market price of our stock. It is possible over time that options you tender for exchange would have had a greater value or lesser value than the DSUs you receive under this offer.

We may engage in transactions in the future with business partners or other companies which could significantly change our structure, ownership, organization or management or the make-up of our Board of Directors, and which could significantly affect the price of our shares.

In addition, if we are acquired by another company for shares of its stock, then any stock you receive in connection with your DSUs would be the acquiring company’s stock (as opposed to BSC’s) based on the exchange ratio in the acquisition. If we are acquired by another company solely for cash, the treatment of the DSUs would be similar to a stock acquisition; however, the cash you would receive in connection with your DSUs would be based on the cash that you would have been able to receive if you had received the cash paid to our stockholders for the shares subject to your DSUs. If we are acquired by another company whose stock is not publicly traded, then your DSUs would likely be for stock that is not publicly traded and which would be difficult to sell. Furthermore, if the acquiring company elects not to assume outstanding DSUs or substitute an equivalent award for the acquiring company’s stock, then unvested portions of all outstanding DSU awards would accelerate at such time and upon such conditions as determined by the Compensation Committee in accordance with the terms of the 2003 Plan. Option holders who do not tender their options in the offer will have their outstanding options treated in accordance with the terms of the plan under which they were granted, and if their options are assumed by a successor to BSC, those options would be priced in accordance with the terms of that transaction. Since the options represent rights to purchase a greater number of shares than the DSUs that would replace them under this offer, this could potentially result in a greater financial benefit for those option holders who decided not to participate in this offer and who instead retain their original options.

As indicated above, if you received DSUs in the offer and we are acquired by another company, or sell all or a portion of our assets to another company, after the issuance of shares of common stock to you upon the vesting of your DSUs, you will be a BSC stockholder and treated the same as our other stockholders in the transaction. If we are acquired by another company, that company may decide to terminate some or all of the employees of BSC or one of its subsidiaries before their DSUs vest in full. In that case, terminated employees would forfeit unvested DSUs and would not receive stock or any other consideration for the options that were canceled in the exchange offer. Similarly, if we sell all or a portion of our assets to another company, the asset sale may result in a termination of employment for certain affected employees before their DSUs vest in full. In that case, terminated employees would forfeit unvested DSUs and would not receive stock or any other consideration for the options that were canceled in the exchange offer. (See Section 6 of Part III.)

We will not grant DSUs to you if we are prohibited by applicable laws or regulations.

Even if we accept your tendered options, we will not grant DSUs to you if we are prohibited by applicable laws, rules, regulations or policies from doing so or if granting the DSUs in such jurisdiction would be impractical. Such a prohibition could result from, among other things, changes in U.S. or international laws, U.S. Securities and Exchange Commission rules, regulations or policies or NYSE listing requirements or if you move to a jurisdiction in which we are prohibited or prevented from granting DSUs.

TAX-RELATED RISKS FOR U.S. TAX RESIDENTS

General

If you are a U.S. taxpayer, when your DSUs vest and we issue shares of our stock to you, we will hold back from the total number of shares to be delivered to you, and shall cause to be transferred to the Company, the whole number of shares having a fair market value on the date the shares are delivered as nearly as possible equal to (rounded to the next whole share) our withholding, income, social and similar tax obligations with respect to the shares or your may send a check to the Company to cover withholding. Different rules may apply outside of the U.S., as described below.

Tax Withholding

You should review Section 14 of Part III carefully for a more detailed discussion of the potential consequences of participating in this offer. We recommend that you consult with your personal tax and financial advisors before deciding whether or not to participate in the offer with respect to the tax consequences relating to your specific circumstances.

TAX-RELATED RISKS FOR NON-U.S. TAX RESIDENTS

If you are an eligible employee who is not a resident of the U.S. for tax purposes, you should refer to Section 15 of Part III and Appendix B of this offer to exchange for a discussion of some of the income tax, social insurance contributions and other legal consequences that may apply to you. If you participate in this offer, you may be liable for income and social insurance tax contributions on DSUs or the shares of our common stock to be issued in settlement of DSUs. Subject to any modification required to comply with local law, we expect to satisfy our tax withholding obligations with respect to our international employees by using the procedures described in the response to Question 44 and in Section 15 of Part III. In addition, you may have exchange control or securities law reporting obligations. General summaries of the tax and other legal implications of participating in the offer for employees outside of the United States can be found in Appendix B. However, these tax discussions are general in nature and are necessarily incomplete and may not apply to your specific circumstances. In addition, tax consequences and laws or regulations change frequently and occasionally on a retroactive basis. We therefore recommend you consult with your personal tax advisor in your own country about the effect on your personal tax situation if you choose to participate in the offer.

If you are eligible for the offer and you live or work in one country but are also subject to the tax laws in another country, you should be aware that there may be other income and social insurance tax contribution consequences which may apply to you. We recommend you consult your own tax advisor to discuss these consequences.

BUSINESS-RELATED RISKS

For a description of risks related to our business and the value of our stock, please see the discussion of risks associated with our business under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 and in our Form 8-Ks filed since then with the Commission.

III. THE OFFER

Section 1.  Eligibility.

Employees are “eligible employees” if they are employees of BSC or one of our subsidiaries on the date the offer commences and on the date on which the tendered options are canceled and replacement DSUs are granted (expected to be around June 20, 2007); provided, however, that our executive officers, members of our Board of Directors and individuals in jurisdictions whose local laws require a different arrangement are not eligible to participate in the offer. Executive officers and directors ineligible to participate in the offer are listed in Appendix A of this offer to exchange. Employees who are on medical, maternity, paternity, worker’s compensation, military or another statutorily protected leave of absence or an approved personal leave of absence are eligible to participate in the offer, so long as the Company receives their elections to participate before the expiration of the offer period within the time provided. However, an employee who resigns or receives a “notice of termination” (as defined below) at any time before the tendered options are canceled and new DSUs are granted is not eligible to participate in the offer.

For purposes of this offer, an employee will have received a “notice of termination” if the employee has received a written notice that BSC or one of our subsidiaries intends to take the steps necessary to end the employee’s employment relationship or, in accordance with local laws, the employee has received an offer, filed or has agreed in writing to file a petition in a labor court or has entered into an agreement, in each case, to end the employee’s employment relationship with BSC or one of its subsidiaries. If you are currently considered an “at-will” employee, this exchange offer does not change that status, and your employment may be terminated by us or by you at any time, including before the exchange offer expires, for any reason, with or without cause.

Section 2.  Number of DSUs; Expiration Date.

We are offering to exchange new DSUs, for certain options to purchase our common stock held by eligible employees that have an exercise price equal to or greater than $25.00. We refer in this offer to option grants for with an exercise price that is equal to or greater than $25.00, as “eligible options”. The threshold price of $25.00 equals 161% of the five-business day average closing price of our common stock prior to May 21, 2007 as reported on the NYSE, which was $15.58. Our offer is subject to the terms and conditions described in this offer to exchange and all supporting materials.

DSUs are rights that will be issued to a participant in the exchange offer promptly following its expiration and that represent, for each such unit, the right to receive one share of BSC common stock on the date that the unit vests. Until such DSUs vest through the employee’s continued employment with BSC or one of our subsidiaries, they remain subject to restrictions on transfer and forfeiture upon the employee’s termination of employment.

As of May 15, 2007, options to purchase approximately 87,798,221 shares of our common stock were outstanding under our equity compensation plans. Of these, options held by eligible employees to purchase approximately 8,524,307 shares of our common stock have exercise prices equal to or greater than $25.00 per share, and are thus potentially eligible to participate in this offer. Assuming all such options are properly tendered for exchange, we will issue approximately 1,459,240 new DSUs.

You may tender for exchange any or all of your eligible options. However, if you choose to tender an eligible option grant, you must tender for exchange all of the outstanding, unexercised options within that grant. For the purposes of this offer, the term “option” means a particular option grant to purchase a specified number of shares of our common stock at a specified exercise price per share. In other words, you will not be permitted to exchange part but not all of the options within any particular option grant. For example, if an eligible employee has received two individual option grants, both of which remain outstanding in their entirety, consisting of (a) an option to purchase 1,000 shares of common stock with an exercise price of $25.00 and (b) an option to purchase 1,000 shares of common stock with an exercise price of $30.00, that employee may choose to exchange all or none of the option to purchase 1,000 shares with an exercise price of $25.00 and all or none of the option to purchase 1,000 shares with an exercise price of $30.00. In this example, the employee may not choose to exchange less than the entire option for 1,000 shares under either grant. We will not accept partial tenders of options. If you attempt to tender for exchange less than all of the outstanding, unexercised options within a particular grant, we will reject your tender of that particular option in its entirety. Any such rejection will not affect any other eligible option grant that you properly tender.

The number of DSUs you will receive in exchange for a canceled eligible option grant will be determined by a ratio of either 4.0-to-1.0, 7.0-to-1.0, or 8.0-to-1.0 depending on the exercise price of the tendered options. An exchange ratio represents the number of shares subject to an eligible option that will be canceled in exchange for the grant of one new DSU under the Boston Scientific Stock Option Exchange Program. For example, an exchange ratio of “4.0-to-1.0” means that for each four shares subject to an option we cancel, we will grant one deferred stock unit. The DSUs will be granted under, and will be subject to the terms and conditions of, our 2003 Plan and an award agreement between BSC and the eligible employee.

Separate from this offer to exchange, you will have online access to a listing of your eligible options via the internet portal we have established for the Boston Scientific Stock Option Exchange Program at https://www.corp-action.net/Bostonscientific/. The website identifies each of the options you currently hold which has an exercise price equal to or greater than $25.00 and therefore may be eligible for exchange and the exchange ratio that applies to the option. If you cannot access the listing of eligible options on the Boston Scientific Stock Option Exchange Program Portal, you may request assistance by contacting Mellon in the United States at 800-718-2943 or internationally at 201-680-6670.

We will not issue any fractional DSUs. Accordingly, any exchange that would result in a fractional unit will be rounded down to the next whole number of DSUs. For example, if an employee elects to exchange an eligible option grant to purchase 750 shares of our common stock and the exchange ratio is 4.0-to-1.0 (meaning that one DSU will be issued for each 4.0 shares subject to the canceled option), that employee will receive a total of 187 DSUs (i.e., 750 divided by the exchange ratio of 4.0 is 187.5 units, and rounded down to the next whole number is 187 units).

For purposes of establishing the exchange ratios, the options subject to the Boston Scientific Stock Option Exchange Program have been valued using a binomial lattice model. This model relies on the following inputs: stock price volatility, expected employee turnover, expected rates of exercise, risk-free interest rates and expected dividends. These inputs are established based on a review of our historical stock price volatility levels and current implied volatility rates, annual employee turnover rates, and employee exercise behavior of in-the-money options. No dividends were assumed based on our historical practice of not paying dividends.

Even experts can disagree on the correct assumptions to use for any particular option valuation exercise. The assumptions we used for purposes of this offer may not be the same as those used by others and, therefore, our valuation of the options and/or the exchange ratio may not be consistent with those obtained using other valuation techniques or input assumptions. Therefore, in addition to considering the relationship between the value of your options and the value of any DSUs that you would receive pursuant to this offer, you also should consider the other matters discussed or referenced in this offer to exchange as part of your overall determination of whether or not to participate in the exchange.

This offer will expire at 11:59 p.m., Eastern Daylight Savings Time, on June 19, 2007 unless we, in our discretion, extend the period of time during which the offer will remain open. If we extend the period of time during which the offer remains open, the offer will expire at 11:59 p.m., Eastern Daylight Savings Time, on the last business date of that period. See Section 16 of Part III for a description of our rights to extend, delay, terminate and amend the offer.

Section 3.  Purpose of the Offer.

We are making this exchange offer to benefit our employees, who are an important resource and are critical to our future growth, to increase the retention value of equity awards, and to enhance employee engagement.

Our broad-based stock option and DSU award program under our stock plans is intended to attract, retain and motivate key employees. Our stock price has declined over the last few years, which has made it a challenge for us to effectively retain and motivate top talent across the organization.

As a result of the decline in our stock price, the retention value of a major component of our total compensation has been significantly weakened. Many employees perceive that their options are of very limited or no value, which means that a significant number of our outstanding stock options are no longer effective as incentives to retain employees. Although these stock options are not likely to be exercised as long as our stock price is lower than the applicable exercise price, the stock options will remain on our books, and we continue to expense the cost of these stock options even though they are unlikely to be exercised.

Under this offer, eligible employees who elect to participate will surrender eligible options they currently hold and in return receive new DSUs. The DSUs represent our commitment to deliver to the recipient a specified number of shares, subject to certain terms and conditions described below. In all cases, the number of shares subject to the new DSU will be fewer than the number of shares subject to the eligible options exchanged through the Boston Scientific Stock Option Exchange Program.

Our Board of Directors considered a variety of alternatives to address the issues of the significant number of out-of-the-money options. By providing for the grant of replacement DSUs with extended vesting periods rather than new at-the-money stock options, the Board of Directors seeks to strengthen BSC’s equity-based retention incentives on a cost-neutral basis.

Although the Compensation Committee of our Board of Directors and the Board of Directors have approved this offer, they recognize that the decision to accept or reject the offer is an individual one that should be based on a variety of factors. Accordingly, you should consult with your personal advisors if you have questions about your financial or tax situation. We and our Board of Directors are not making any recommendation to you as to whether you should elect to exchange your options. The DSUs we are offering may end up being worth less than your existing options. You must make your own decision whether to exchange your options.

Section 4.  Procedures for Tendering Options.

Proper Tender of Options.

To properly elect to exchange your eligible options, you must notify Mellon of your election in either of the following two ways before 11:59 p.m., Eastern Daylight Savings Time, on the expiration date, which is currently June 19, 2007:

Either:

•	Make your election online at the Boston Scientific Stock Option Exchange Program Portal, which is available at https://www.corp-action.net/Bostonscientific/. Your online election must be submitted online before the expiration date deadline; or

•	Complete, sign, date and return the paper materials made available to you at your request, and deliver them to Mellon according to the instructions contained in the paper materials so that Mellon receives it before the expiration date deadline.

If you choose not to use the electronic election format, you must request this offer to exchange and the materials necessary to participate in the offer in paper format by calling Mellon in the United States at 800-718-2943 or internationally at 201-680-6670. Your materials will need to be manually completed and delivered to Mellon in accordance with the instructions contained in the form.

To submit any printed materials, you must send the materials via regular mail, overnight courier or hand delivery using the following contact information:

Via Regular Mail, Overnight Courier or Hand Delivery:

Mellon Investor Services
480 Washington Boulevard
attn: Kathleen Tyburczy, AIM# 074-2510
Jersey City, NJ 07310

Your acceptance of our offer will be effective as of the date Mellon receives your election materials by either of the methods described above. While not a condition to your election, if you submitted your printed election materials by way of paper delivery, we also ask that you make a copy for your own files. It is your responsibility to ensure that your election is received by Mellon by the deadline.

You do not need to return your stock option agreements in order to effectively elect to accept our exchange offer.

If you send to Mellon printed election materials, you may confirm that your document has been received by calling Mellon in the United States at 800-718-2943 or internationally at 201-680-6670. Mellon will confirm receipt of your paper election within five business days after the expiration date of the offer. If you do not receive confirmation of receipt, it is your responsibility to ensure that Mellon has properly received your election.

You are not required to return the paper election materials or to make an online election. However, if Mellon does not receive either the paper election materials or your online election before 11:59 p.m., Eastern Daylight Savings Time, on the expiration date, which is currently June 19, 2007, we will interpret this as your election not to participate in the offer, and you will retain all of your outstanding options with their current terms. We will not contact you to confirm your election not to participate.

The method of delivery of your election materials is at your election and risk.  Your election materials will be effective upon receipt. In all cases, you should allow sufficient time to ensure Mellon receives it in time. If you do not receive confirmation of receipt, it is your responsibility to ensure that Mellon has received your election.

Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects.

We will determine, in our discretion, all questions as to the number of eligible options, and the validity, form, eligibility (including time of receipt) of submitted elections (including any changes of elections) and acceptance of any tender of options. Our determination of these matters will be final and binding on all parties. We may reject any submitted elections or any options tendered for exchange to the extent that we determine the eligible options or the forms are not properly completed or to the extent that we determine it is unlawful to accept the options for exchange. We may waive any defect or irregularity in a submitted election. No eligible options will be properly tendered for exchange until all defects or irregularities have been cured by the option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in any submitted election, and no one will be liable for failing to give notice of any defects or irregularities.

Your Choosing to Participate and Our Accepting Your Options Constitute an Agreement.

If you elect to exchange your options by making an online election or by submitting a paper election form in accordance with the procedures described above, you will have accepted the terms and conditions of our offer. If we accept the eligible options that you properly tender for exchange, there will be a binding agreement between us and you on the terms and subject to the conditions of this offer to exchange. Subject to our rights to extend, terminate and amend the offer, we currently expect that we will accept promptly after the expiration of the offer (currently, June 19, 2007) all properly tendered eligible options that have not been validly withdrawn.

Effect of Exchange on Options.

If you elect to exchange your eligible options and we accept such options for exchange, effective on our acceptance, the eligible options you tendered for exchange will be canceled and the stock option agreement(s) evidencing them will be deemed null and void. You do not need to return your existing option agreement(s). Your new DSU award will be subject to certain terms and conditions contained within the award document. If you do not elect to exchange your eligible options or you properly withdraw a previously submitted election, you will not participate in the offer with respect to such options and you will retain your options at their current exercise price(s) and subject to their current terms.

Questions About the Offer.

You can ask questions about this offer or request assistance, additional copies of the exchange offer documents and copies of the paper materials by telephoning Mellon in the United States at 800-718-2943 or internationally at 201-680-6670.

Section 5.  Withdrawal Rights and Change of Election.

You may only withdraw your tendered options or change your election in accordance with the provisions of this Section 5.

You may withdraw your tendered options from the option exchange offer at any time before 11:59 p.m., Eastern Daylight Savings Time, on June 19, 2007. If we extend the offer beyond that time, you may withdraw your tendered options at any time until the extended expiration date. We expect to accept and cancel all properly tendered eligible options promptly following the expiration of the offer. However, if we have not yet accepted and canceled your properly tendered options by 11:59 p.m., Eastern Daylight Savings Time, on July 17, 2007, you may withdraw your tendered options at any time prior to that date and until your tendered options have been accepted.

If your employment with BSC or one of its subsidiaries terminates prior to the cancellation of options tendered and new DSUs granted pursuant to this offer, your tendered options will automatically be withdrawn. If automatically withdrawn, you may exercise those options to the extent they are vested at the time of your termination of employment, but only during the limited period for which those options remain exercisable pursuant to your stock option agreement following your termination.

Please note that, just as you may not tender a portion of an eligible option, you may also not withdraw your election with respect to a portion of an eligible option. Accordingly, if you elect to withdraw a previously tendered option represented by a particular grant, you must reject this exchange offer with respect to the entire option represented by that particular grant, but you need not withdraw your tender of other eligible options represented by different grants. You can then exercise a portion of the options in a grant and then make a new election elect to exchange the remainder of your outstanding eligible options in that grant.

If you previously elected to exchange eligible options for DSUs, either online or in paper, and you would like to withdraw your election to exchange one or more of your eligible option grants, you must notify Mellon of your withdrawal before our offer expires in either of the following two ways:

•	You may amend your election online at the Boston Scientific Stock Option Exchange Program Portal, which is available at https://www.corp-action.net/Bostonscientific/. Your online election must be finalized and submitted online before the expiration date deadline.

•	Complete, sign, date and return the withdrawal notice made available to you upon your request, and deliver it to Mellon according to the instructions contained in the form so that we receive it before the expiration date deadline.

Mail Option

If you do not wish to participate in the exchange program online, you will be provided this offer to exchange and the forms necessary to participate or withdraw from participation in the offer in paper format upon your request. At any time you may request a paper copy of any Boston Scientific Stock Option Exchange Program document by contacting Mellon in the United States at 800-718-2943 or internationally at 201-680-6670. Your paper election materials will need to be manually completed and delivered to Mellon in accordance with the instructions contained in the materials.

To submit a printed election or withdrawal notice, you must send the entire form via regular mail, overnight courier or hand delivery using the following contact information:

Via Regular Mail, Overnight Courier or Hand Delivery:

Mellon Investor Services
480 Washington Boulevard
attn: Kathleen Tyburczy, AIM# 074-2510
Jersey City, NJ 07310

Your withdrawal from our offer will be effective as of the date Mellon receives your withdrawal notice by either of the methods described above. While not a condition to your election, if you submitted your printed withdrawal notice by way of paper delivery, we also ask that you make a copy for your own files. It is your responsibility to ensure that your withdrawal is received by Mellon before the expiration of this offer.

Mellon must receive your election to withdraw before 11:59 p.m., Eastern Daylight Savings Time, on June 19, 2007, unless the offer is extended, in which case your withdrawal notice must be received before 11:59 p.m. on the extended expiration date of the offer.

If you send us a printed withdrawal notice, you may confirm that your document has been received by calling Mellon in the United States at 800-718-2943 or internationally at 201-680-6670. Mellon will confirm receipt of your final decision within five business days after the expiration of the offer. If you do not receive confirmation of receipt, it is your responsibility to ensure that Mellon has properly received your election or withdrawal materials.

If you later decide to make a new election to tender eligible options in this offer, you must submit a new online or paper election materials by following the instructions in Section 4. Please see Section 4 for location and contact information you should use to request additional copies of the paper materials. The final change to your elections that you submit to Mellon prior to the expiration of the offer will be binding, and you will not be permitted to make any further withdrawals or elections after the offer expires.

You may not rescind any withdrawal, and options you withdraw will thereafter be deemed not properly tendered for purposes of the offer, unless you properly re-tender those options by submitting a new online election or properly completed and executed paper election materials before the offer expires.

Neither we nor any other person is obligated to give notice of any defects or irregularities in any withdrawal notice or new election materials, and no one will be liable for failing to give notice of any defects or irregularities. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of withdrawal notices and election materials. Our determinations of these matters will be final and binding.

The method of delivery of your withdrawal notice is at your election and risk. Your withdrawal notice will be effective upon receipt by Mellon. In all cases, you should allow sufficient time to ensure Mellon receives it in time. Mellon intends to confirm receipt of your submitted election within five business days after the expiration of the offer. If you do not receive confirmation of receipt, it is your responsibility to ensure that Mellon has received your election.

Section 6.  Acceptance of Options for Exchange and Issuance of DSUs.

Upon the terms and subject to the conditions of this offer and promptly following the expiration date (currently, June 19, 2007), we will accept for exchange all eligible options properly tendered and not validly withdrawn before the expiration of the offer. All options accepted by us pursuant to this offer will be canceled as of the date of acceptance, and you will no longer have any rights under those options. If we accept and cancel options properly tendered for exchange after June 19, 2007, or if we extend the date by which we must accept and cancel options properly tendered for exchange, the time in which the DSUs will be granted will be similarly delayed. Your grant date (and the date that your new DSUs start to vest) will be the date your new DSUs are issued.

We will not accept partial tender of an eligible option grant. However, you may tender the remaining portion of an eligible option grant that you have partially exercised.

For purposes of the offer, we will be deemed to have accepted for exchange eligible options that are validly tendered and not properly withdrawn when we give notice to option holders of our acceptance. We will give notice of the termination of the offer period, which may be by inter-office mail, email, facsimile or press release, promptly following the expiration date.

All DSU awards will be granted under our 2003 Plan and will be subject to the terms and conditions of an award agreement between you and BSC. As promptly as practicable after the grant date, we will send you an award agreement (in the appropriate form filed as an exhibit to our Tender Offer Statement on Schedule TO but with all the blanks filled in). This agreement will be effective from and as of the grant date.

If you are not an eligible employee of BSC or one of our subsidiaries on the expiration date, your election to exchange your options will automatically be deemed to have been withdrawn as of the date of your termination and our offer will not affect the terms of your existing options.

It is possible that, prior to the cancellation of options tendered for exchange and the grant of new DSUs, we might effect or enter into an agreement for a merger or other similar transaction in which BSC is acquired by another company. If there is a sale of all or substantially all of our assets or stock, or we are acquired by another company, before the expiration of the offer, you may withdraw your tendered options and have all the rights afforded you to acquire our common stock under the existing agreements evidencing those options. Further, if there is a sale of all or substantially all of our assets or stock, or we are acquired prior to the expiration date, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact subject to all of their terms and conditions.

In general, under the terms of the 2003 Plan, immediately prior to a change in control of BSC each DSU will vest. However, if there is a surviving or acquiring entity, the Company may provide for a substitution or assumption of DSUs by the acquiring or surviving entity or an affiliate thereof, on such terms as the Company and acquiring company determine. In the event of such a substitution or assumption, the type of security and the number of shares covered by the DSUs would be determined by the acquisition, merger or similar agreement between us and the acquiror. If there is no surviving or acquiring entity, or if the Company does not provide for a substitution or assumption of a DSU, the DSU will vest on a basis that gives you a reasonable opportunity to participate as a stockholder in the change in control transaction. However, any final terms will be dictated by any applicable merger, acquisition or similar agreement and may vary from the scenarios contemplated above.

If you received DSUs in the offer and we are acquired by another company, or sell all or a portion of our assets to another company, after the issuance of shares of common stock to you upon the vesting of your DSUs, you will be a BSC stockholder and treated the same as our other stockholders in the transaction.

If we are acquired by another company, that company may decide to terminate some or all of the employees of BSC or one of its subsidiaries before their DSUs vest in full. In that case, terminated employees would forfeit unvested DSUs and would not receive stock or any other consideration for the options that were canceled in the exchange offer. Similarly, if we sell all or a portion of our assets to another company, the asset sale may result in a termination of employment for certain affected employees before their DSUs vest in full. In that case, terminated employees would forfeit unvested DSUs and would not receive stock or any other consideration for the options that were canceled in the exchange offer.

Section 7.  Conditions of the Offer.

Subject to rules of the Commission and notwithstanding any other provision of the offer, we will not be required to accept for exchange any options and may terminate or amend the offer or postpone the acceptance of any options, if at any time on or after commencement of the offer and before the expiration date of the offer any of the following events shall have occurred (or shall have been determined by us to have occurred) that in our judgment makes it inadvisable to proceed with the offer or with acceptance for exchange:

•	there has been instituted or is pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that challenges the making of the offer, the acquisition of some or all of the tendered options pursuant to the offer, or the issuance of DSUs in exchange for options; or that, in our reasonable judgment, would materially and adversely affect our business, condition (financial or other), income, operations or prospects, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair (such as by increasing the accounting or other costs of the offer to us) the contemplated benefits of the offer to us described in Section 3 above;

•	there has been any action pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the offer on us or any of our subsidiaries, by any court or any authority, agency or tribunal that, in our reasonable judgment, would:

•	make the acceptance for exchange of, or the issuance of DSUs for, some or all of the options illegal or otherwise restrict or prohibit consummation of the offer;

•	delay or restrict our ability, or render us unable, to accept for exchange, or issue DSUs for, some or all of the tendered options;

•	materially impair (such as by increasing the accounting or other costs of the offer to us) the contemplated benefits of the offer to us described in Section 3 above; or

•	materially and adversely affect our business, condition (financial or other), income, operations or prospects or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries;

•	there has occurred:

•	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

•	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory);

•	the commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States, which could reasonably be expected to affect materially or adversely, or to delay materially, the completion of this offer;

•	any limitation (whether or not mandatory) by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, would affect the extension of credit by banks or other lending institutions in the United States;

•	any significant change in the market price of our shares of common stock or any change in the general political, market, economic or financial conditions in the United States or abroad that would, in our reasonable judgment, have a material and adverse effect on our business, condition (financial or other), operations or prospects or on the trading in our common stock;

•	any change in the general political, market, economic or financial conditions in the United States or abroad that would have, in our reasonable judgment, a material and adverse effect on our business, condition (financial or other), operations or prospects or that of our subsidiaries or that, in our reasonable judgment, makes it inadvisable to proceed with this offer;

•	any decline in either the Dow Jones Industrial Average or the Standard & Poor’s Index of 500 Companies by an amount in excess of 10% measured from the close of business on May 22, 2007; or

•	in the case of any of the foregoing existing at the time of the commencement of the offer, a material acceleration or worsening thereof;

•	any change in generally accepted accounting principles or interpretations of generally accepted accounting principles which would, in our reasonable judgment, materially and adversely affect the manner in which we are required for financial accounting purposes to account for the offer;

•	a tender or offer with respect to some or all of our common stock, or a merger or acquisition proposal for us, has been proposed, announced or made by another person or entity or has been publicly disclosed, or we have learned that:

•	any person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act) shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group has been formed that beneficially owns more than 5% of the outstanding shares of our common stock (other than any such person, entity or group who has filed a Schedule 13D or Schedule 13G with the Commission on or before the expiration date of the offer);

•	any person, entity or group who has filed a Schedule 13D or Schedule 13G with the Commission on or before the expiration date of the offer has acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our common stock; or

•	any person, entity or group has filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of their respective assets or securities; and

•	any change or changes shall have occurred in our business, condition (financial or other), assets, income, operations, prospects or stock ownership or that of our subsidiaries that, in our reasonable judgment, has or would have an adverse effect on us and our subsidiaries, taken as a whole, or is deemed by us to be unfavorable to us or our subsidiaries.

The conditions to the offer are for our benefit and are not limited to the conditions listed above. We may assert them at our discretion prior to the expiration date. We may waive them, in whole or in part, at any time and from time to time prior to the expiration date, in our discretion, whether or not we waive any other conditions to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of such rights, but will be deemed a waiver of our ability to assert the condition that was triggered with respect to the particular circumstances under which we failed to exercise our rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed to be a waiver with respect to any other facts and circumstances. Any determination or judgment we make concerning the events described in this section will be final and binding upon all persons.

Section 8.  Price Range of Our Common Stock.

Our common stock is quoted on the New York Stock Exchange under the trading symbol “BSX”. The following table shows the market range for our common stock for the periods indicated based on reported sales prices on the New York Stock Exchange.

	High	Low

Fiscal Year Ended December 31, 2007
First Quarter	$18.59	$14.22
Second Quarter (through May 21, 2007)	$16.67	$14.59
Fiscal Year Ended December 31, 2006
First Quarter	$26.48	$20.90
Second Quarter	$23.30	$16.65
Third Quarter	$17.75	$14.77
Fourth Quarter	$17.18	$14.65
Fiscal Year Ended December 31, 2005
First Quarter	$35.19	$28.67
Second Quarter	$30.80	$27.00
Third Quarter	$28.95	$23.05
Fourth Quarter	$27.33	$22.95

The closing price of our common stock on May 21, 2007 was $15.53.

We recommend that you obtain the current market price of our common shares before deciding whether to elect to exchange your options.

Section 9.  Source and Amount of Consideration; Terms of DSUs.

Consideration.

The number of whole DSUs to be granted in exchange for each eligible option grant was determined based upon an exchange ratio applicable to that option. Each eligible employee will have online access to information identifying the options held by the employee which have exercise prices equal to or greater than $25.00 and therefore are eligible for exchange. The information will come through the Boston Scientific Stock Option Exchange Program Portal.

We will not issue any fractional DSUs. Accordingly, any exchange that would result in a fractional share or unit under the exchange ratio will be rounded down to the next whole number of DSUs.

As of May 15, 2007, there were 87,798,221 shares underlying stock options and 17,529,336 shares underlying other stock-based awards outstanding under the 2003 Long-Term Incentive Stock Plan and 2000 Long-Term Incentive Stock Plan (the “Stock Plans”). Of the outstanding options, as of May 15, 2007, options to purchase 8,524,307 shares of common stock would be eligible for exchange under the Boston Scientific Stock Option Exchange Program. If all of the eligible options were exchanged for new DSUs at the exchange ratios set forth in this offer to exchange, the number of shares of stock subject to the new DSUs granted would be approximately 1,459,240. As of May 15, 2007, 18,847,564 shares were available for grant of equity-based awards, including stock options and DSUs, under our Stock Plans. Assuming that all eligible options are exchanged, the number of shares of stock available for grant of future awards under our Stock Plans would automatically increase in the aggregate by approximately 7,065,547 pursuant to the terms of these plans.

Terms of the DSUs.

The DSUs issued pursuant to this offer will be issued under the 2003 Plan. For each DSU award granted in the offer, we and the participant will enter into a DSU agreement. As promptly as practicable after the grant date, we will send to each recipient of DSUs in this offer a completed award agreement. The terms and conditions of the DSU awards will vary from the terms and conditions of the options tendered for exchange. This agreement will be effective from and as of the grant date. The following description of the DSU awards to be granted under the 2003 Plan is a summary of the material terms of these awards.

Important Note: The description below of the 2003 Plan and the DSU awards to be granted in this offer is merely a summary and does not purport to be complete. Any statements are subject to, and are qualified in their entirety by reference to, all provisions of the 2003 Plan and the form of agreement evidencing the DSU award. These documents have been included as exhibits to our Tender Offer Statement on Schedule TO filed with the U.S. Securities and Exchange Commission (to which this document is also an exhibit).

In addition, please note that your award agreement will contain additional provisions regarding data privacy, responsibility for taxes, and an acknowledgment and waiver with respect to the nature of the offer.

•	General. The 2003 Plan was adopted by our Board of Directors on February 25, 2003 and initially approved by our stockholders on May 6, 2003. As of May 15, 2007, there were approximately 18,013,402 shares of our common stock available for grant under the 2003 Plan. This number will be increased by up to 6,134,610 shares subject to eligible options canceled in this offer (after netting out the number of shares subject to DSU awards granted in the Boston Scientific Stock Option Exchange Program). The 2003 Plan permits the Compensation Committee of our Board of Directors to grant a variety of equity-based awards, including the DSUs to be granted in this offer.

•	Purpose. The purpose of the 2003 Plan is to advance the interests of BSC and its stockholders in attracting, retaining and motivating employees whose present and potential contributions are important to the success of BSC.

•	Administration. The 2003 Plan is generally administered by the Compensation Committee of our Board of Directors. Subject to the provisions of the 2003 Plan, the Compensation Committee selects the individuals eligible to be granted awards under the 2003 Plan, the types of awards granted, the time(s) at which awards may be granted, the number of shares, units or rights subject to each award and all of the terms and conditions of each award. The Compensation Committee has the authority to interpret the 2003 Plan and to make all other determinations relating to the 2003 Plan.

•	Nature of Deferred Stock Units. Each DSU is a right to receive a share of our common stock at a time specified in the award agreement. You should be aware that DSUs are merely bookkeeping entries, so that no actual shares of our common stock are issued when the DSUs are granted. Under the terms of the DSU awards to be issued in this offer, shares of our common stock will be issued when the corresponding DSUs vest, if at all. Between the date on which a DSU award is granted and the date on which DSUs subject to the award vest, the value of the award will fluctuate based on the market price of our common stock. However, you will have no rights as a BSC stockholder by virtue of having been granted a DSU award until actual shares of our common stock are issued to you. No monetary payment (other than applicable tax withholding, if any) will be required as a condition of being granted a DSU award or being issued shares of our common stock upon vesting of the award.

•	Vesting. DSUs received in exchange for eligible options will be subject to a new vesting schedule that will commence on the date of grant of the new DSU. We will grant DSUs promptly following the expiration of the offer in exchange for properly tendered options. DSUs you receive in the offer will be unvested as of the grant date and will require a minimum period of one year and a maximum period of four years of employment for full vesting of the award, even if the eligible option grant you surrendered in exchange for those DSUs was fully vested. The length of the vesting schedule applicable to each award of DSUs will depend on the remaining vesting period of the option as of the date it is canceled in exchange for DSUs.

     Vesting Applicable to Awards in France

For eligible French qualified stock options exchanged for DSUs, the vesting schedules applicable to such new DSUs will be as follows:

Portion of Vesting Period of
Eligible Qualified Option Elapsed		Percentage of DSUs
as of Date of Cancellation	Total Vesting Period of DSUs	Vesting*

0 – 33%	4 years	25% per year/4 years
> 33% – 66%	3 years	33% per year/3 years
> 66% – < 100%	2 years	50% per year/2 years
100%	1 year	100% after 1 year

*	Annual vesting will be measured from the grant date of the award.

For example, in the case of eligible qualified options granted to an employee subject to income and social insurance contribution taxation in France that cliff vest in their entirety after a minimum of four years, if greater than 66% but less than 100% of the time required for the option to vest has elapsed, then 50% of the DSUs issued in exchange will vest on the first anniversary of the DSU grant date and the second 50% will vest on the second anniversary of the grant date.

If you are a resident of France for tax purposes, you should refer to the Guide to Tax Issues in France contained in Appendix B to this offer to exchange for a further discussion of the vesting provisions and restrictions on sale that will apply to your DSU awards and shares issued pursuant to these awards.

•	Termination of Employment. In the event a participant in the offer ceases to be an employee of BSC or any of our subsidiaries at any time prior to the vesting of the participant’s DSUs for any reason other than retirement, death or disability, all of such participant’s DSUs which are unvested at the time of termination of employment generally will be forfeited to BSC and canceled.

•	Transfer Restrictions. Until they have vested and we have issued you shares of our common stock, your DSUs may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, other than by will or the laws of descent and distribution.

•	Voting and Dividend Rights. If you are granted DSUs, you will have no voting rights and no rights to receive any dividends paid with respect to shares of our common stock prior to the date on which the shares underlying your DSUs are issued to you after your award vests.

•	Adjustments Upon Certain Events. Subject to any required action by our stockholders, in the event of any change in our common stock effected without receipt of consideration by BSC, whether through recapitalization, reclassification, stock dividend, stock split, reverse stock split, subdivision, combination or similar change in our capital structure, proportionate adjustments will be made in the number and kind of shares subject to DSU awards, as determined by the Compensation Committee.

•	Effect of a Change in Control of BSC. In the event of a change in control of BSC, the successor company may assume or may substitute substantially equivalent awards for the successor company’s stock. If the successor company elects not to assume your DSUs or substitute an equivalent award, then the vesting of any portion of your DSU award that otherwise remains unvested prior to the time of the acquisition of BSC would accelerate at such time and upon such conditions as the Compensation Committee will determine in accordance with the terms of the 2003 Plan.

The assumption or substitution of the DSUs, the cash payments of the awards and the acceleration of vesting may result in different income and social insurance tax consequences to you than are described in this offer to exchange.

•	Amendment or Termination of the 2003 Plan. The Board of Directors has the authority to amend or terminate the 2003 Plan at any time.

•	Registration of Shares. The shares of BSC common stock underlying the DSUs issuable in connection with the exchange have been registered under the Securities Act of 1933 on a registration statement on Form S-8 filed with the U.S. Securities and Exchange Commission. Unless you are considered an “affiliate” of BSC, you will generally be able to sell the vested shares you receive pursuant to your DSUs free of any transfer restrictions under applicable United States securities laws.

•	Tax Consequences. If you are a U.S. tax resident, you should refer to Section 14 for a discussion of the material U.S. federal income tax consequences of the acquisition and vesting of DSUs under this offer and receipt of shares of BSC common stock in settlement of vested DSUs. If you are a tax resident or citizen of another country, you should refer to Section 15 and Appendix B to this offer to exchange for a discussion of income and social insurance tax consequences for employees in certain countries of the acquisition, holding and vesting of DSUs, as well as the consequences of accepting such awards under this offer. We recommend that you consult with your own tax advisor to determine the income and social insurance tax consequences of this transaction under the laws of the country in which you live and work.

Section 10.  Information Concerning Boston Scientific Corporation

Boston Scientific Corporation is a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties including interventional cardiology, cardiac rhythm management, peripheral interventions, cardiac surgery, vascular surgery, electrophysiology, neurovascular intervention, oncology, endoscopy, urology, gynecology and neuromodulation.

Since we were formed in 1979, we have advanced the practice of less-invasive medicine by helping physicians and other medical professionals treat a variety of diseases and improve patients’ quality of life by providing alternatives to surgery and other medical procedures that are typically traumatic to the body. Some of our medical products are used for enlarging narrowed blood vessels to prevent heart attack and stroke; clearing passages blocked by plaque to restore blood flow; detecting and managing fast, slow or irregular heart rhythms; mapping electrical problems in the heart; opening obstructions and bringing relief to patients suffering from various forms of cancer; performing biopsies and intravascular ultrasounds; placing filters to prevent blood clots from reaching the lungs, heart or brain; treating urological, gynecological, renal, pulmonary, neurovascular and gastrointestinal diseases; and modulating nerve activity to treat deafness and chronic pain.

Our history began in the late 1960s when our co-founder, John Abele, acquired an equity interest in Medi-tech, Inc., a research and development company focused on developing alternatives to surgery. Medi-tech’s initial products, a family of steerable catheters, were introduced in 1969 and were used in some of the first less-invasive procedures performed. In 1979, John Abele joined with Pete Nicholas to form Boston Scientific Corporation, which indirectly acquired Medi-tech. This acquisition began a period of active and focused marketing, new product development and organizational growth. Since then, our net sales have increased substantially, growing from $1.8 million in 1979 to approximately $7.8 billion in 2006.

Our growth has been fueled in part by strategic acquisitions and alliances designed to improve our ability to take advantage of growth opportunities in the medical device industry. In 2006, we experienced a transforming event with our acquisition of Guidant Corporation, a world leader in the treatment of cardiac disease. This acquisition enabled us to become a major provider in the more than $9 billion global Cardiac Rhythm Management (CRM) business, enhancing our overall competitive position and long-term growth potential and further diversifying our product portfolio. With this acquisition, we have become one of the world’s largest cardiovascular device companies and a global leader in microelectronic therapies. This and other acquisitions have helped us add promising new technologies to our pipeline and to offer one of the broadest product portfolios in the world for use in less-invasive procedures. We believe that the depth and breadth of our product portfolio has also enabled us to compete more effectively in, and better absorb the pressures of, the current healthcare environment of cost containment, managed care, large buying groups and hospital consolidation.

Certain Financial Information.  Set forth below is a summary of our financial information. This information is derived from and qualified by reference to our publicly available consolidated financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and Item 1 of our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007, which are incorporated herein by reference. See Section 18.

CONDENSED CONSOLIDATED FINANCIAL DATA (UNAUDITED)

	December 31,		March 31,
	2006	2005	2007
	(In millions, except per share data)

BALANCE SHEET DATA
Current assets	$4,901	$2,631	$4,584
Non-current assets	26,195	5,565	26,485
Total assets	31,096	8,196	31,069
Current liabilities	2,630	1,479	2,370
Non-current liabilities	13,168	2,435	13,150
Total liabilities	15,798	3,914	15,520
Total stockholders’ equity	15,298	4,282	15,549
Book value per common share	10.37	5.22	10.49

	Year Ended		Three Months Ended
	December 31,		March 31,
	2006	2005	2007	2006
	(In millions, except per share data)

STATEMENT OF OPERATIONS DATA
Net sales	$7,821	$6,283	$2,086	$1,620
Gross profit	5,614	4,897	1,518	1,246
Operating (loss) income	(2,949)	968	282	497
(Loss) income before income taxes	(3,535)	891	159	431
Net (loss) income	(3,577)	628	120	332
Net (loss) income per common share — basic	$(2.81)	$0.76	$0.08	$0.40
Net (loss) income per common share — assuming dilution	$(2.81)	$0.75	$0.08	$0.40
Weighted average shares outstanding
Basic	1,273.7	825.8	1,481.3	821.3
Assuming dilution	1,273.7	837.6	1,497.8	830.4
OTHER
Ratio of earnings to fixed charges(a),(b)		9.74	2.05	11.85

(a)	For 2006, the ratio was less than 1.0 and was deficient by $3.1 billion.

(b)	We present interest on uncertain tax positions as income tax expense, as permitted by FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes. Accordingly, such interest is excluded from fixed charges for purposes of the calculation for all periods presented.

For information regarding the accounting consequences of our offer, see Section 12.

Section 11.  Interests of Directors and Officers; Transactions and Arrangements Concerning the Options.

A list of our directors and executive officers who are not eligible to participate in this offer is attached to this offer to exchange as Appendix A, which is incorporated by reference herein. For information with respect to the beneficial ownership of our common stock by those directors and named executive officers who were beneficial owners of our common stock as of January 31, 2007, please refer to our definitive proxy statement on Schedule 14A filed with the Commission on March 27, 2007, which is incorporated by reference into our Form 10-K.

Other than as described below and other than transactions in our securities in the ordinary course under our stock incentive plans with persons who are neither executive officers nor directors of BSC, neither BSC or its subsidiaries nor, to the best of our knowledge, our executive officers, directors or affiliates have effected transactions in options to purchase BSC common stock or in shares of BSC common stock during the 60 days prior to May 22, 2007, except as follows:

•	On May 8, 2007, each of the following non-employee directors was granted an annual grant of restricted stock in the amount of 7,238 shares vesting upon the expiration of each non-employee director’s current term of office: John E. Abele, Ursula M. Burns, Nancy-Ann DeParle, Joel L. Fleishman, Marye Anne Fox, Ph.D., Ray J. Groves, Kristina M. Johnson, Ernest Mario, Ph.D., N.J. Nicholas, Jr., Pete M. Nicholas, John E. Pepper, Uwe E. Reinhardt, Ph.D., and Senator Warren B. Rudman. The restricted stock share amounts equal $120,000 divided by $16.58, which was the closing sale price of the Common Stock on the date of grant as reported by the New York Stock Exchange;

•	On May 7, 2007, James Gilbert was awarded 38,992 Deferred Stock Units, each unit representing a promise by the Company to issue one share of its Common Stock in five equal annual installments commencing on May 7, 2008, the first anniversary of the award;

•	On May 4, 2007, Pete M. Nicholas acquired 960,000 shares of Common Stock at a price of $12.41 per share by exercising an option to purchase 960,000 shares of Common Stock prior to its expiration on May 5, 2007. On May 4, 2007 and May 7, 2007, Mr. Nicholas disposed of an aggregate of 827,300 shares of Common Stock in a series of sales on the open market;

•	On May 4, 2007, John E. Abele acquired 181,000 shares of Common Stock at a price of $12.41 per share by exercising an option to purchase 181,000 shares of Common Stock prior to its expiration on May 5, 2007. On May 4, 2007 and May 7, 2007, Mr. Abele disposed of an aggregate of 153,000 shares of Common Stock in a series of sales on the open market;

•	On May 2, 2007, Lawrence C. Best acquired 300,000 shares of Common Stock at a price of $12.41 per share by exercising half of an option to purchase 600,000 shares of Common Stock prior to its expiration on May 5, 2007. On May 2, 2007, Mr. Best disposed of 300,000 shares of Common Stock in a series of sales on the open market. On May 3, 2007, Mr. Best acquired the remaining 300,000 shares of Common Stock at a price of $12.41 per share by exercising the remainder of the aforementioned option. On May 3, 2007, Mr. Best disposed of 300,000 shares of Common Stock in a series of sales on the open market. The sales were all effected on the New York Stock Exchange pursuant to a Rule 10b5-1 trading plan established to sell shares of Common Stock acquired following the exercise of an option to purchase Common Stock prior to the expiration of the option on May 5, 2007;

•	On May 1, 2007, Paul W. Sandman acquired 320,000 shares of Common Stock at a price of $12.41 per share by exercising an option to purchase 320,000 shares of Common Stock prior to its expiration on May 5, 2007. On May 1, 2007, Mr. Sandman disposed of 320,000 shares of Common Stock in a series of sales on the open market. The sales were effected on the New York Stock Exchange pursuant to a Rule 10b5-1 trading plan established to sell shares of Common Stock acquired following the exercise of an option to purchase Common Stock prior to the expiration of the option on May 5, 2007;

•	On April 30, 2007, N.J. Nicholas, Jr. acquired 10,000 shares of Common Stock indirectly in a series of purchases on the open market through his IRA;

•	On April 26, 2007, Paul A. LaViolette acquired 340,000 shares of Common Stock at a price of $12.41 per share by exercising an option to purchase 340,000 shares of Common Stock prior to its expiration on May 5, 2007. On April 26, 2007, Mr. LaViolette disposed of 340,000 shares of Common Stock in a series of sales on the open market. The sales were effected on the New York Stock Exchange pursuant to a Rule 10b5-1 trading plan established to sell shares of Common Stock acquired following the exercise of an option to purchase Common Stock prior to the expiration of the option on April 26, 2007;

•	On April 26, 2007, Joel L. Fleishman acquired 8,000 shares of Common Stock at a price of $12.41 per share by exercising an option to purchase 8,000 shares of Common Stock prior to the expiration of the option on May 5, 2007; and

•	On March 31, 2007, each of the following non-employee directors received stock equivalent units (“SEUs”) pursuant to the Company’s deferred compensation program: Ursula M. Burns received 1,028 SEUs, Marye Anne Fox received 441 SEUs, Ray J. Groves received 1,028 SEUs, Ernest Mario, Ph.D. received 1,028 SEUs, N.J. Nicholas, Jr. received 881 SEUs, John E. Pepper received 661 SEUs, and Senator Warren B. Rudman received 1,175 SEUs. All SEUs were valued at $17.018 per share, which is the average of the closing sale price of the Common Stock on the last five trading days of the preceding quarter, as reported by the New York Stock Exchange.

Except as described in this offer to exchange and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, or our 2007 proxy statement and, other than outstanding options and other awards granted from time to time to certain of our employees (including executive officers) and our directors under our compensation and incentive plans, neither we nor any person controlling us nor, to our knowledge, any of our directors or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the offer with respect to any of our securities (including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations).

Section 12.  Status of Options Accepted by Us in the Offer; Accounting Consequences of the Offer.

Options that we acquire and cancel through the offer will be used for the issuance of the DSUs granted under the Boston Scientific Stock Option Exchange Program, and the shares subject to those canceled options will be returned to the pool of shares available for future issuance under the Stock Plans.

Effective with our fiscal year commencing on January 1, 2006, we have adopted the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123R”), on accounting for share-based payments, which requires recognition of expense for both stock option grants and DSUs based on their estimated fair value as of the date of grant. Under SFAS No. 123R, to the extent the fair value of each award of DSUs granted to employees exceeds the fair value of the stock options surrendered, such excess is considered additional compensation. This excess, in addition to any remaining unrecognized expense for the stock options surrendered in exchange for the DSUs, will be recognized by BSC as an expense for compensation. This expense will be recognized in accordance with the requirements of SFAS No. 123R. The accounting consequences of the exchange program will depend in part on participation levels as well as on the exchange ratios and vesting schedules established at the time of the option exchange.

Section 13.  Legal Matters; Regulatory Approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by the offer, or of any approval or other action by any government or regulatory authority or agency that is required for the acquisition or ownership of the options or DSUs as described in the offer. If any other approval or action should be required, we presently intend to seek that approval or take that action. This could require us to delay the acceptance of options returned to us. We cannot assure you that we would be able to obtain any required approval or take any other required action. Our failure to obtain any required approval or take any required action might result in harm to our business. Our obligation under the offer to accept exchanged options and to issue DSUs is subject to the conditions described in Section 7.

Section 14.  Material U.S. Federal Income Tax Consequences.

The following is a description of the material U.S. federal income tax consequences of the offer. This discussion is based on the Internal Revenue Code of 1986, as amended (which we refer to in this Section as the “Code”), its legislative history, Treasury Regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof. We have not obtained a tax ruling or other confirmation from the U.S. Internal Revenue Service (which, we refer to as the “IRS”) with regard to this information, and it is possible that the IRS may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the DSU is granted.

If you are subject to U.S. income taxation, you will not incur any immediate U.S. federal income tax consequences as a result of either electing to retain your eligible options or electing to exchange your eligible options for DSUs. It is intended and the foregoing assumes that the Boston Scientific Stock Option Exchange Program and the awards issued as a result of the exchange will be exempt from federal income tax rules relating to nonqualified deferred compensation plans or, to the extent that the program or an award is subject to those rules, will comply with the requirements of those rules. Noncompliance with the nonqualified deferred compensation rules where they apply can result in accelerated taxable income and additional taxes. Upon the delivery of shares after vesting of your new DSUs, you will have ordinary income equal to the value of the shares at that time and we will be entitled to a corresponding deduction. Upon the issuance of shares upon the vesting of your DSUs, we will hold back from the total number of shares to be delivered to you, and shall cause to be transferred to the Company, the whole number of shares having a fair market value on the date the shares are delivered as nearly as possible equal to (rounded to the next whole share) our minimum statutory withholding, income, social and similar tax obligations with respect to the shares.

If you are living or working in the United States, but are also subject to the tax laws in another country, you should be aware that there may be other income and social insurance tax consequences which may apply to you. We recommend that you consult your own tax advisor to discuss the consequences to you of participating in the offer.

We recommend that you consult your own tax advisor with respect to the consequences of participating in the offer under state, local and non-U.S. tax laws, as well as tax consequences arising from your particular personal circumstances.

Section 15.  Considerations Specific to Eligible Employees Outside of the United States.

If you are eligible to participate in the offer and a tax resident or citizen of another country other than the United States, you are subject to the terms of the offer as described in this offer to exchange. Generally, all employees worldwide are eligible to participate in this offer. However, due to restrictions arising under the local laws of certain countries, the offer cannot be extended to employees in such countries.

International employees should refer to Appendix B (“Guide to International Issues”) to this offer to exchange for a discussion of the tax, social insurance and other legal consequences of accepting or rejecting the offer under various foreign laws. If you are an employee who is a tax resident or citizen of a foreign jurisdiction or are otherwise subject to a tax liability in a foreign jurisdiction and you participate in this offer, you may be liable for income and social insurance tax on the DSUs or the shares of our common stock to be issued after vesting of those awards. Subject to any modification required to comply with local law, we expect to satisfy our tax withholding obligations with respect to our international employees by using the procedures described in Section 14 above. In addition, you may be subject to exchange control or other reporting obligations.

General summaries of the tax, social insurance and certain other legal implications of participating in the offer for employees outside of the United States can be found in Appendix B of this offer to exchange. However, these tax discussions are general in nature and are necessarily incomplete and may not apply to your specific circumstances. In addition, tax consequences change frequently and occasionally on a retroactive basis. We therefore recommend that you consult with your personal tax advisor in your own country about the effect on your personal tax situation if you choose to participate in the offer.

If you are eligible for the offer and you live or work in one country but are also subject to the tax laws in another country, you should be aware that there may be other income and social insurance tax consequences which may apply to you. Again, you should consult your own tax advisor to discuss these consequences.

Before accepting the offer, we recommend that you consult with your own tax advisor to determine the income and social contribution tax consequences of participating in the offer.

Section 16.  Extension of Offer; Termination; Amendment.

We expressly reserve the right, in our discretion, at any time and from time to time, and regardless of whether or not any event set forth in Section 7 (“Conditions of the Offer”) of Part III of this document has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and thereby delay the acceptance for exchange of any options by giving oral, written or electronic notice of such extension to the option holders or making a public announcement thereof.

We also expressly reserve the right, in our reasonable judgment, prior to the expiration date of the offer to terminate or amend the offer and postpone our acceptance and cancellation of any options that you elect to exchange upon the occurrence of any of the conditions specified in Section 7 of this document by giving oral, written or electronic notice of such termination or postponement to you or by making a public announcement thereof. Notwithstanding the foregoing, we will return the options elected for exchange promptly after termination or withdrawal of the offer to exchange.

Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event set forth in Section 7 has occurred or is deemed by us to have occurred, to amend the offer in any respect or to terminate it altogether.

Amendments to the offer may be made at any time and from time to time. In the case of an extension, the amendment will be issued no later than 9:00 a.m., Eastern Time, on June 20, 2007, or, if already extended, on the next business day after the last previously scheduled or announced expiration date. Any amendment of the offer will be disseminated promptly in a manner reasonably designed to inform option holders of the change. Without limiting the manner in which we may choose to disseminate any amendment of this offer, except as required by law, we have no obligation to publish, advertise, or otherwise communicate any amendment.

If we materially change the terms of the offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer. Such changes include but are not limited to the following actions, in which case we will notify you and extend the expiration date to the tenth business day after the date of the notice (unless the expiration date as originally scheduled is already on or after the tenth business day):

•	we increase or decrease the per share exchange value of the options (i.e., increase or decrease what we will give you in exchange for your options); or

•	we change the type of options eligible to be tendered for exchange in the offer.

A “business day” means any day other than a Saturday, Sunday, federal holiday or state holiday in Massachusetts and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

Section 17.  Fees and Expenses.

We will not pay any fees or commissions to any broker, dealer or other person for asking option holders to exchange options under this offer.

Section 18.  Additional Information.

With respect to the offer, we have filed with the U.S. Securities and Exchange Commission (the “Commission”) a Tender Offer Statement on Schedule TO, of which this offer to exchange is a part. This offer to exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that, in addition to this offer to exchange, all online information and paper materials provided upon request, you review the Schedule TO, including its exhibits, before deciding whether or not to exchange your options. We are subject to the informational filing requirements of the Securities Exchange Act of 1934, as amended, and, in accordance with that act, are obligated to file reports, proxy statements and other information with the Commission relating to our business, financial condition and other matters. Such reports, proxy statements and other information include the following, which are incorporated herein by reference:

•	our Annual Report on Form 10-K for our fiscal year ended December 31, 2006, filed with the Commission on March 1, 2007;

•	our definitive proxy statement for our 2007 annual meeting of stockholders, filed with the Commission on March 27, 2007;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2007, filed with the Commission on May 9, 2007;

•	our Current Reports on Form 8-K filed with the Commission;

•	the description of our common stock contained in our Registration Statement on Form S-1, together with any other amendments or reports filed for the purpose of updating such description;

and any amendment or report filed for the purpose of updating such descriptions may be examined, and copies may be obtained, at the Commission’s public reference room in Washington, D.C. You may obtain information on the operation of the public reference room by calling the Commission at 1-800-732-0330. Our filings are also available to the public on the Commission’s Internet site at http://www.sec.gov and our website at http://www.bostonscientific.com.

Our common stock is quoted on the NYSE under the symbol “BSX”, and our filings with the Commission can also be read at the offices of the NYSE.

We will also provide without charge to each person to whom a copy of this offer to exchange is made available, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). You may request a copy by writing to Mellon at Mellon Investor Services ,480 Washington Boulevard, attn: Kathleen Tyburczy, AIM# 074-2510, Jersey City, NJ 07310, or telephoning Mellon in the United States at 800-718-2943 or internationally at 201-680-6670 between the hours of 9:00 a.m. and 5:00 p.m., Eastern Time.

As you read the documents listed in this Section 18, you may find some inconsistencies in information from one document to another. Should you find inconsistencies between the documents, or between a document and this offer to exchange, you should rely on the statements made in the most recent document.

The information contained in this offer to exchange about BSC should be read together with the information contained in the documents to which we have referred you.

Section 19.  Miscellaneous.

We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will options be accepted from the option holders residing in such jurisdiction.

We have not authorized any person to make any recommendation on our behalf as to whether you should elect to accept this offer with respect to your options. You should rely only on the information in this document or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this offer to exchange and in the related offer documents. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by BSC.

Section 20.  Forward-Looking Statements.

Certain statements that we may make from time to time, including statements contained in this offer to exchange and information incorporated by reference into this offer to exchange, constitute “forward-looking statements.” Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words used in connection with, among other things, discussions of our financial performance, growth strategy, regulatory approvals, product development or new product launches, market position, sales efforts, intellectual property matters or acquisitions and divestitures. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. As a result, investors are cautioned not to place undue reliance on any of our forward-looking statements.

May 22, 2007	Boston Scientific Corporation

APPENDIX A

INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS OF
BOSTON SCIENTIFIC CORPORATION*

The directors and executive officers of Boston Scientific Corporation, their positions and offices held as of May 22, 2007 are set forth in the following table:

DIRECTORS
John E. Abele	70	Director, Founder
Ursula M. Burns	48	Director, President, Xerox Corporation
Nancy-Ann DeParle	50	Director, Managing Director, CCMP Capital Advisors, LLC
Joel L. Fleishman	73	Director, Professor of Law and Public Policy, Duke University
Marye Anne Fox, Ph.D.	59	Director, Chancellor of the University of California, San Diego
Ray J. Groves	71	Director, Retired Chairman and Chief Executive Officer, Ernst & Young
Kristina M. Johnson	50	Director, Dean of the Pratt School of Engineering, Duke University
Ernest Mario, Ph.D.	68	Director, Chairman, Reliant Pharmaceuticals, Inc.
N.J. Nicholas, Jr.	67	Director, Private Investor
Pete M. Nicholas	66	Director, Founder, Chairman of the Board
John E. Pepper	68	Director, Chief Executive Officer, National Underground Railroad Freedom Center
Uwe E. Reinhardt, Ph.D.	69	Director, Professor of Political Economy and Economics and Public Affairs, Princeton University
Senator Warren B. Rudman	77	Director, Former U.S. Senator, Of Counsel, Paul, Weiss, Rifkind, Wharton, & Garrison LLP
James R. Tobin	62	President, Chief Executive Officer and Director

EXECUTIVE OFFICERS
Donald Baim, M.D.	57	Senior Vice President, Chief Medical and Scientific Officer
Mark Bartell	47	Senior Vice President, Global Sales & Marketing for CRM
Lawrence C. Best	57	Executive Vice President-Finance & Administration and Chief Financial Officer
Brian R. Burns	43	Senior Vice President, Quality
Fredericus A. Colen	54	Executive Vice President, Operations and Technology, CRM and Chief Technology Officer
Paul Donovan	52	Senior Vice President, Corporate Communications
Jim Gilbert	49	Executive Vice President and Group President, Cardiovascular
Jeffrey H. Goodman	59	Executive Vice President, International
William H. (Hank) Kucheman	58	Senior Vice President and Group President of Interventional Cardiology
Paul A. LaViolette	49	Chief Operating Officer
William McConnell	57	Senior Vice President, Administration, CRM
Stephen F. Moreci	56	Senior Vice President and Group President, Endosurgery
Kenneth J. Pucel	41	Executive Vice President, Operations
Lucia L. Quinn	53	Executive Vice President, Human Resources
Paul W. Sandman	59	Executive Vice President, Secretary and General Counsel

*	These individuals are ineligible to participate in this option exchange offer.

The address of each director and executive officer is c/o Boston Scientific Corporation, One Boston Scientific Place, Natick, MA 01760-1537, USA. The telephone number for each director and executive officer is (508) 650-8000.

A-1

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN ARGENTINA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in Argentina. This summary is based on the tax laws in effect in your country as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of deferred stock units.

Grant of Deferred Stock Units

You will not be subject to tax when the deferred stock units are granted to you.

Vesting of Deferred Stock Units

You will be subject to income tax and social insurance contributions when the deferred stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting.

Sale of Shares

When you subsequently sell the shares of common stock acquired upon vesting, you will not be subject to additional tax provided you do not: (i) qualify as a sole proprietorship, or (ii) trade equity participations on a habitual basis.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of BSC, in its discretion, declares a dividend. Any dividend paid by a non-Argentine company to Argentine residents will be subject to income tax in Argentina. If you are subject to foreign withholding tax at source you will be entitled to a foreign tax credit against your Argentine income tax for the foreign tax withheld. The Argentine tax credit is limited to the amount by which the Argentine tax liability would increase because of the inclusion of the foreign source income in the taxable basis.

Withholding and Reporting

Under current laws, your employer will be required to report and withhold income tax and social insurance contributions on the taxable value of the shares at vesting to the Argentine tax authorities.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN AUSTRALIA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in Australia. This summary is based on the tax laws in effect in your country as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

The following summary assumes that you did not make the election to be taxed on the grant of the eligible options and that the eligible options were “qualifying rights.” If you elected to be taxed on receipt of the eligible options, you should contact your personal tax advisor regarding the resulting tax consequences.

If you accept the offer to cancel your eligible options for a grant of deferred stock units, the cancellation will be viewed as a disposition of your eligible options, which gives rise to a taxable event. The eligible options will be disposed of in consideration of the deferred stock units.

You likely will be taxed in the income year of the cancellation on the market value (defined below) of the eligible options as at the date of the cancellation. This result will occur unless you made the election to be taxed in the income year the eligible options were granted. If you made the election to be taxed at grant, you may be entitled to claim a capital loss on the disposal of the eligible options. You should contact your personal tax advisor if you made this election.

Market Value of Eligible Options

The market value of the eligible options at the time of cancellation is determined as the higher of:

(i) the market value of the underlying shares1 at the date of cancellation less the exercise price; and

(ii) the value determined in accordance with a statutory formula. This value is based on the exercise price, market value of shares and the exercise period or term of the option.

As the eligible options are underwater options, the statutory formula will apply. Note that where the market value (as defined under Australian taxation law) of the underlying shares of an eligible option at the time of cancellation is less than 50% of the exercise price, the market value of the eligible option under the statutory formula will be nil. For example, if the market value of a share underlying the option is $40 and the

[1]	Under Australian taxation law, on the relevant day, the market value of a share that is listed on an approved stock exchange is: (a) if there is at least one transaction on the stock exchange in the shares in the one-week period up to and including that day, the market value is the weighted average of prices at which those shares were traded on that stock exchange during the one-week period up to and including that day; or (b) if there were no transactions in the shares on that stock market in that one week in the shares: (i) the last price at which an offer was made on that stock exchange in that period to buy such a share; or (ii) if no such offer was made, the value of the shares that would be determined for unlisted shares (i.e., a valuation by a qualified valuer or as approved by the Commissioner of Taxation).

exercise price is $100, the market value of the option using the statutory formula will be nil. In these circumstances, no tax will be payable on at the time of the option cancellation. In other circumstance, the result of the statutory formula will vary and employees should speak with their personal tax advisor for details on how the formula will apply to their particular situation.

Grant of Deferred Stock Units

The following discussions assumes that the deferred stock units granted to you upon cancellation of your options will constitute “qualifying rights” for taxation purposes.2

You will be subject to taxation on the grant of the deferred stock units in the income year of their acquisition only if you make an election to that effect (“Election”). If you make an Election, you will be taxed on the market value of the deferred stock units on the day of grant. The market value of a deferred stock unit at the time of grant is the greater of:

(i) the market value of the underlying shares of common stock (as defined under Australian taxation law) which your deferred stock units relate to at grant; or

(ii) the market value of the deferred stock unit determined in accordance with a statutory formula.

Assessment Time

If you do not make an Election, you will be subject to taxation in the income year in which the earliest of the following occurs (the “Assessment Time”):

(i) when you dispose of the deferred stock units (other than by acquiring shares at vesting, or through a take-over or restructuring that qualifies for roll-over relief);

(ii) when you cease employment with BSC and its subsidiaries (unless the cessation of employment was due to a take-over or restructuring that qualifies for roll-over relief);

(iii) the acquisition of shares on the vesting date; or

(iv) 10 years after the grant date of the deferred stock units.

The amount included in your assessable income in the income year of the Assessment Time will be:

(a) if you dispose of the deferred stock units or the acquired shares in an arm’s length transaction within 30 days after the Assessment Time — you will be subject to tax on the amount or value of any consideration received for the disposal; or

(b) in any other case — you will be subject to tax on the market value (as defined under Australian taxation law) of the deferred stock units at the relevant Assessment Time.

[2]	Deferred stock units will be qualifying rights if all of the following conditions are satisfied:

      (i) The plan must be to acquire rights to acquire shares of common stock in the employer company or a holding company of the employer company in the form of deferred stock units. Broadly, a company is a holding company in relation to another company if the first company controls the composition of the other company’s board, is in a position to cast or control the casting of 50% or more of the maximum number of votes that might be cast at a general meeting, or holds more than 50% of the issued share capital of the other company.

      (ii) Immediately after the grant of the deferred stock units, the employee must not hold a legal or beneficial interest in more than 5% of the shares in BSC.

(iii) Immediately after the grant of the deferred stock units, the employee must not be in a position to cast, or control the casting of, more than 5% of the maximum number of votes that might be cast at a general meeting of BSC.

If you cease employment with BSC and its subsidiaries prior to the vesting date of some or all of the deferred stock units and the deferred stock units do not vest upon termination of employment, you may be treated as if you never acquired the deferred stock units. If you have been subject to taxation prior to this date, you may apply to the Commissioner of Taxation to amend the relevant year’s tax return and obtain a refund of the tax paid in relation to the deferred stock units.

Sale of Shares

If you acquire shares upon vesting in your deferred stock units, you may also be subject to capital gains tax when you subsequently sell the shares unless you dispose of the shares in an arm’s length transaction within 30 days of the relevant Assessment Time and you did not make an Election in the relevant year (in which case your tax treatment will be limited to the income tax consequences described above).

The taxable amount included in assessable income in the year of an arm’s length transaction will be:

(i) where you have held the shares for less than one year — the difference between the sale price and the cost base of the shares; or

(ii) where you have held the shares for at least one year — one half the difference between the sale price and the cost base of the shares (subject to you first applying any prior year or current year capital losses against the full capital gain).

If you made an Election, the cost base of the shares will be the market value (as defined under Australian taxation law) of the deferred stock units at the date of grant.

If you did not make an Election, the cost base of the shares will be the market value (as defined under Australian taxation law) of the deferred stock units at the relevant Assessment Time.

Dividends

If you vest in the deferred stock units and are issued shares, dividends may be paid with respect to those shares if the Board of Directors of BSC, in its discretion, declares a dividend. Any dividends paid will be subject to tax in Australia and also to U.S. federal withholding tax. You may be entitled to a foreign tax credit against your Australian income tax for the U.S. federal tax withheld.

Withholding and Reporting

Your employer is not required to withhold income tax when the options are exchanged, or when the deferred stock units are granted or vest. It is your responsibility to report on your tax return and pay any tax liability and any Medicare levy in relation to the exchange of the options, the deferred stock units and any shares issued to you at vesting. It is also your responsibility to report and pay any tax liability resulting from the sale of shares and the receipt of any dividends.

OTHER INFORMATION

Securities Law Information

To ensure that the grant of deferred stock units is exempt from the securities prospectus and registration requirement in Australia, your deferred stock units and underlying shares will be granted in compliance with ASIC Class Order 03/184. To comply with the Class Order exemption requirements, your deferred stock units will subject to the terms and conditions of the Australian Addendum to the 2003 Plan, a copy of which will be made available to you when the deferred stock units are granted.

Furthermore, if you acquire shares of common stock when your deferred stock units vest and you offer your shares for sale to a person or entity resident in Australia, your offer may be subject to disclosure requirements under Australian law. You should obtain legal advice on your disclosure obligations prior to making any such offer.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN AUSTRIA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in Austria. This summary is based on the tax laws in effect in your country as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of deferred stock units.

Grant of Deferred Stock Units

You will not be subject to tax when the deferred stock units are granted to you.

Vesting of Deferred Stock Units

You will most likely be subject to income tax and social insurance contributions (to the extent you have not already exceeded the applicable contribution ceiling) when the deferred stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting.

A tax exemption up to €620 or a flat 6% tax rate may be available if the deferred stock units can be characterized as a non-recurring additional payment to you. Your total non-recurring additional payments, including income derived from deferred stock units, will be tax exempt up to €620. If 1/6 of your total annual regular income is less than €2,000, any additional income up to €2,000 is tax exempt. If your total non-recurring additional payments, including income derived from deferred stock units, exceed €620, the excess will be subject to 6% flat income tax up to 1/6 of your total annual regular income (assuming that 1/6 of your total annual regular income exceeds €2,000).

For example, if you receive annual regular income of €60,000, 1/6 of this income would be €10,000. Generally, any non-recurring additional payment in one calendar year up to €10,000 would be taxed at a flat 6%. However, any non-recurring additional payments from the same employer, up to €620, are tax exempt. As €10,000 is more than €2,000, no further tax exemption is available for your additional payments. Therefore, any non-recurring additional payments from the same employer above €620, up to €10,000, are taxed at a flat 6% rate. If you receive non-recurring additional payments exceeding €10,000, any excess amount will be taxed at the regular income tax rates. Please note that this preferential tax regime may not be applicable to the income derived from deferred stock units if you have already used the exemptions for the 13th and 14th monthly salary regularly paid in Austria.

Sale of Shares

If you acquire shares upon vesting of the deferred stock units, you may be subject to tax when you subsequently sell the shares if you sell the shares within 12 months of the date of vesting. You will be subject to tax on any gain you realize, provided the total gain from the sale of the shares (and the sale of other moveable property) within one year after their acquisition and from the sale of real estate within 10 (and in certain cases 15) years after its acquisition exceeds €440 in any given calendar year. The gain is calculated as the difference between the sale price and the fair market value of the shares on the date of vesting. If you hold the shares at least 12 months, you will not be subject to tax when you subsequently sell the shares provided you hold a participation in BSC not exceeding 1%.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of BSC, in its discretion, declares a dividend. Any dividend paid will be subject to income tax in Austria and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Austrian income tax for the United States federal tax withheld. Dividends may be tax exempt if they do not exceed €22 in any given calendar year. Please note, however, BSC does not currently pay dividends on its stock and has no current plan to do so.

Withholding and Reporting

Under current laws, withholding and reporting for income tax and social insurance contributions (subject to the applicable contribution ceiling) are required when you vest in the deferred stock units, except to the extent that the exemptions for income tax (which also apply to social insurance contributions) apply. If required to do so, your employer will report and withhold on your taxable income at vesting to the Austrian tax authorities. You are, however, ultimately responsible for reporting any income resulting from the sale of shares and the receipt of any dividends and paying all corresponding taxes.

OTHER INFORMATION

Exchange Controls

If you hold shares outside Austria (even if you hold them outside of Austria with an Austrian bank), a reporting duty to the Austrian National Bank applies. The reporting date is as of December 31 of each year, and the report must be filed on or before March 31 of the following year. An exemption applies if the value of the securities as of any given quarter does not exceed €30,000,000, or as of December 31 does not exceed €5,000,000. The report should be filed at the following postal address: Österreichische Nationalbank, Büro für Devisenstatistik, Postfach 61, 1011 Wien. The forms can be obtained at the Austrian National Bank:

Österreichische Nationalbank
Otto-Wagner-Platz 3
1090 Wien
Tel: +43 1 404 20-0
Fax: +43 1 404 20-94 00

When shares are sold, there may be exchange control obligations if the cash received is held outside Austria. A separate reporting requirement applies to an employee’s non-Austrian cash accounts. If the transaction volume of all the employee’s cash accounts abroad exceeds €3,000,000, the movements and the balance of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month with the form “Meldungen SI-Forderungen und/oder SI-Verpflichtungen.” If the transaction value of all cash accounts abroad is less than €3,000,000, no ongoing reporting requirements apply.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN BARBADOS

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in Barbados. This summary is based on the tax laws in effect in Barbados as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of deferred stock units.

Grant of Deferred Stock Units

You will not be subject to tax when the deferred stock units are granted to you.

Vesting of Deferred Stock Units

You likely will be subject to income tax when the deferred stock units vest and shares are issued to you, based on the fair market value of the shares issued to you on the date of vesting.

Sale of Shares

If you acquire shares upon vesting of the deferred stock units, you will be subject to additional taxation when you subsequently sell the shares. In general, the taxable amount will equal the difference between the sales proceeds and the fair market value of the shares on the date of vesting.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of BSC, in its discretion, declares a dividend. Any dividend paid will be subject to income tax in Barbados, and you would be subject to U.S. federal withholding tax.

Withholding and Reporting

In general, your employer in Barbados will be required to report any amounts when you vest in the deferred stock units and will be required to withhold income taxes. In addition, you are personally responsible for reporting any income resulting from the sale of shares and paying all corresponding taxes.

OTHER INFORMATION

Exchange Controls

You may be required to obtain the prior approval of the Central Bank to acquire BSC shares under the Plan. You should contact your local bank for additional information regarding your obligations under the exchange control rules in Barbados.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO INCOME TAX ISSUES IN BELGIUM

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in Belgium. This summary is based on the income tax laws in effect in your country as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time you cancel your options, the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Cancellation of Existing Options

You should not be subject to income tax as a result of the cancellation of your existing options in exchange for the grant of deferred stock units. Please note that depending upon when your options were offered to you, when you accepted the grant and whether it was a qualifying option (as defined under Belgian tax law), you may have been subject to tax on the option income at the time of the offer. Your tax liability for the option may continue even if you have surrendered your right to the option prior to its exercise. You will not be able to recover the tax previously paid and you will not be able to claim a tax deductible cost or a tax credit for the tax paid in the past. Please check with your tax advisor for information on the taxation of a cancellation of existing options.

Grant of Deferred Stock Units

You should not be subject to tax when the deferred stock units are granted to you.

Vesting of Deferred Stock Units

You likely will be subject to income tax when the deferred stock units vest and shares are issued to you. At that time, you should be taxed (at normal progressive income tax rates) on the fair market value of the shares paid to you on the date of vesting. You likely will not be subject to social insurance contributions on the value of the shares at vesting because the cost related to the deferred stock units is not (directly or indirectly) charged back to your local employer and because the grant of the deferred stock units is made at the sole discretion of BSC, without any involvement of your Belgian employer.

Sale of Shares

If you acquire shares upon vesting of the deferred stock units, you should not be subject to additional income tax when you subsequently sell shares acquired from the deferred stock units vesting.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of BSC, in its discretion, declares a dividend. Any dividend paid will be subject to Belgian tax and also to U.S. federal withholding tax. The Belgian tax generally amounts to 25% of the net amount of the dividend (i.e., the dividend amount after the U.S. federal withholding tax).

Withholding and Reporting

Because your local employer does not intervene in the grant of the deferred stock units and because the costs related thereto are not (directly or indirectly) charged back to your local employer, your local employer should normally have no obligation to report the taxable amount on your salary forms 281.10 and 325.10 at vesting or any obligation to withhold any taxes.

It is your responsibility to report the income you realize in your annual income tax return relating to the income year in which the your deferred stock units vest or the dividends are paid to you (assuming no Belgian withholding tax has been levied on the dividends) and pay any taxes resulting from the vesting of your deferred stock units and the receipt of any dividends.

OTHER INFORMATION

If you are a Belgian resident, you are also required to report any security or bank account (including brokerage accounts) you maintain outside of Belgium on your annual tax return.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN BRAZIL

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in Brazil. This summary is based on the tax laws in effect in your country as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of deferred stock units.

Grant of Deferred Stock Units

You will not be subject to tax when the deferred stock units are granted to you.

Vesting of Deferred Stock Units

You will be subject to income tax when the deferred stock units vest and shares are issued to you. For purposes of calculating the tax due, the market value of the shares shall be considered as income received from foreign source, subject to taxation at progressive tax rates.

The tax paid shall be considered as an anticipation of the total tax due in the annual income tax return.

Sale of Shares

If you acquire shares upon vesting of the deferred stock units, you will be subject to capital gain tax when you subsequently sell the shares if the sale’s price is greater than the cost of acquisition of such shares (e.g., the fair market value of the shares of the date of vesting). The capital gain tax shall be calculated at a 15% rate levied on the total amount of the gain and shall not be subject to the adjustment in the annual tax return.

If the total amount received for sale of the shares does not exceed 35,000.00 BRL, a capital gains tax exemption will apply.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of BSC, in its discretion, declares a dividend. Dividends will be taxed as ordinary foreign source income at progressive rates of 15% and 27.5%.

Withholding and Reporting

Under current laws, your employer will be required to report the taxable income arising on the date of vesting and withhold income taxes. You are, ultimately responsible for reporting any income resulting from the sale of shares and the receipt of any dividends and paying all corresponding taxes.

OTHER INFORMATION

Exchange Controls

If you hold assets outside Brazil, including shares, a reporting duty to the Brazilian Central Bank applies. The reporting date is, as a general rule, as of March until May 31 of each year An exemption applies if the value of your assets does not exceed 100,000.00 BRL. The report should be filed in the specific form available at the Central Bank’s website: www.bcb.gov.br

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN CANADA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in Canada. This summary is based on the tax laws in effect in in Canada as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

The tax treatment of the exchange of an existing option for the grant of deferred stock units is uncertain. The Income Tax Act of Canada provides for a tax-free exchange if the value of the underlying securities immediately before the exchange less the option price is not less than the value of the underlying securities to be received by you at the time of the exchange for the deferred stock units. Accordingly, unless this condition is met, you will not qualify for this tax-free exchange status as a result of the exchange of eligible options for the grant of deferred stock units. It is possible that the Canada Revenue Agency (the “CRA”) will treat the exchange as either (1) a taxable exchange of employee stock options in exchange for the grant of deferred stock units, or (2) two separate transactions (i.e., a tender of existing options for cancellation, followed by a grant of new and unrelated deferred stock units), whereby the tender is viewed as a disposition for no consideration. For the purposes of this summary, it is assumed that the transactions will be considered as one transaction under Canadian tax law and accordingly, you will have disposed of your options for consideration equal to the value of the deferred stock units. You will include in your income the amount of the benefit. However, if your existing options qualify for favorable tax treatment in Canada (see discussion below), you will be entitled to deduct one-half of the amount of the gain in computing taxable income. Your employer will withhold tax and social security contributions as required.

Please note that your existing eligible options likely qualify for favorable tax treatment in Canada. In particular, you should be able to exclude one-half of the income you realize upon exercise of the option (i.e., the difference between the exercise price you pay and the fair market value of the shares at exercise) from taxation. Furthermore, you should be able to defer taxation on the remaining one-half of option income until the earliest of the time that you sell the shares purchased upon exercise, die or become a non-resident of Canada, provided you file a deferral election with your employer and your options are not worth more than C$100,000 (calculated based on the fair market value of the shares subject to the option at grant).

No such favorable tax treatment will be available for deferred stock units which are taxed at vesting as described herein. Therefore, before you decide to participate in the offer, you should carefully consider the impact of the favorable tax treatment on your eligible options.

Vesting of Deferred Stock Units

Although not entirely clear, it is unlikely that you will be required to include any additional amount in computing your income for the year in which your stock units vest and the shares are issued to you.

Sale of Shares

When you subsequently sell the shares acquired upon vesting, you will be subject to income tax at your marginal tax rate or any gain you realize. The taxable gain will be calculated as one-half of the difference between the sale price and the adjusted cost basis of the shares (generally, the value of the options you gave up on the date of exchange of your options less any brokerage fees).

One-half of any loss arising from the sale of the shares may be deducted from any taxable gain for the year, the previous three years, or any subsequent tax year.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of BSC, in its discretion, declares a dividend. Any dividend paid will be subject to income tax in Canada and also to United States federal withholding tax. You may be entitled to a foreign tax credit against your Canadian income tax for the United States federal income tax withheld.

Withholding and Reporting

Your employer will withhold income tax and any applicable social insurance contributions when your deferred stock units vest and report the income recognized to the CRA. A copy of the T4 form containing this information will be delivered to you prior to the last day of February in the year following the year in which your deferred stock units vest. It is your responsibility to pay tax on the income arising from the sale of shares and the receipt of any dividends.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN CHINA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in China. This summary is based on the tax laws in effect in your country as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of deferred stock units.

Grant of Deferred Stock Units

You will not be subject to tax when the deferred stock units are granted to you.

Vesting of Deferred Stock Units

You likely will be subject to income tax when the deferred stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting.

Sale of Shares

If you acquire shares upon vesting of the deferred stock units, you will be subject to additional tax on any gain you realize when you subsequently sell the shares acquired upon vesting. The taxable gain will be calculated as the difference between the sale price of the shares and the fair market value of the shares at vesting and will be treated as income from the assignment of property.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of BSC, in its discretion, declares a dividend. Any dividend paid will be subject to income tax in China and also to U.S. federal withholding tax. You may be entitled to a foreign tax credit against your Chinese income tax for the U.S. federal tax withheld.

Withholding and Reporting

Your employer may be required to report the grant of deferred stock units to the tax authorities. When your deferred stock units vest and shares are issued to you, your employer will withhold income tax and report your taxable earnings to the tax authorities. It is your responsibility to report any gain and pay any taxes resulting from the sale of your shares or the receipt of any dividends.

OTHER INFORMATION

Exchange Controls

When you subsequently sell shares, PRC exchange controls may limit your ability to withdraw/convert funds received upon the sale of shares. You should confirm the procedures and requirements for withdrawals and conversions of foreign exchange with your local bank prior to sale.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN COLOMBIA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in Chile. This summary is based on the tax laws in effect in your country as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of deferred stock units.

Grant of Deferred Stock Units

You will not be subject to tax when the deferred stock units are granted to you.

Vesting of Deferred Stock Units

You will be subject to income tax when the deferred stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting as general income, assuming that the local affiliate does not reimburse the Company for the value of the shares.

Sale of Shares

When you subsequently sell the shares of common stock acquired upon vesting, you will be subject to tax, if your worldwide income is subject to taxation in Colombia. The gain is calculated as the difference between the sale price and the employee’s tax basis in the shares (generally, any amount paid for the shares), and will be subject to taxation at progressive income tax rates (up to 34% for the taxable year 2007 and 33% for taxable year 2008 and thereafter).

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of BSC, in its discretion, declares a dividend. If your worldwide income is subject to taxation in Colombia and you are obliged to file an income tax return in Colombia (in accordance to the annual established thresholds), any dividend paid will be subject to income tax in Colombia. You may be entitled to a foreign tax credit against your Colombian income tax for the tax withheld abroad, up to the amount of taxes that the dividends would have been subject to in Colombia.

Withholding and Reporting

As the local BSC affiliate does not reimburse BSC any cost associated with the DSU, it will not have to withhold income taxes and will not have any reporting obligations. Instead, you personally are responsible for reporting any taxable income and paying the applicable taxes.

OTHER INFORMATION

Exchange Controls

If you hold shares outside Colombia, you are allowed to hold such investments with a few restrictions. Investments in assets located abroad de not require prior approval from any governmental authority, and, thus you should be able to obtain the required funds to pay for the shares without obtaining advance approval. However, these investments must be registered with the Central Bank as foreign investment held abroad if your aggregate investments held (as of December 31 of the applicable year) equals or exceeds US$500,000.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN THE CZECH REPUBLIC

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in the Czech Republic. This summary is based on the tax laws in effect in your country as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of deferred stock units.

Grant of Deferred Stock Units

You likely will not be subject to tax when the deferred stock units are granted to you.

Vesting of Deferred Stock Units

You likely will be subject to income tax when the deferred stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares on the date of vesting. You will likely not be subject to social insurance or health insurance contributions when your deferred stock units vest, because your employer is not required to account for such income in kind.

Sale of Shares

If you acquire shares upon vesting of the deferred stock units, you may be subject to additional taxation when you subsequently sell the shares, unless you have held the shares for at least six months. If you hold the shares for less than six months, you will be taxed on the difference between the sale price of the shares and the fair market value of the shares at vesting. If you hold the shares for more than six months after the vesting date, any gain you realize upon sale will not be subject to tax.

Dividends

If you vest in the deferred stock units and are issued shares, dividends may be paid with respect to those shares if the Board of Directors of BSC, in its discretion, declares a dividend. Any dividends paid will be subject to tax in the Czech Republic and to U.S. federal withholding tax. You may be entitled to a foreign tax credit against your Czech income tax for the U.S. federal tax withheld or part thereof.

Withholding and Reporting

Your employer is not required to withhold income tax when the deferred stock units vest because your employer does not reimburse BSC for the cost of the deferred stock units and is not otherwise involved with the administration of the 2003 Plan. Instead, it is your responsibility to report (in your annual tax return) and pay any applicable taxes attributable to your deferred stock units.

OTHER INFORMATION

Exchange Controls

You can hold the sales proceeds from the sale of shares in a cash account abroad. Furthermore, you no longer have to report the opening and maintenance of a foreign account to the Czech National Bank (the “CNB”) unless the CNB notifies you that such reporting is required. However, upon request of the CNB, you may need to file a notification within 15 days of the end of the calendar quarter in which you acquire shares.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN FRANCE

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in France. This summary is based on the tax laws in effect in your country as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

Generally, you will not be required under current law to recognize income for income tax or social security purposes as a result of the exchange of eligible options for the grant of deferred stock units. Please note that your options may have been granted under a favorable tax and social security regime. If you decide to participate in the exchange, the benefits of this favorable tax and social security regime will be lost. The new deferred stock unit grants will not be granted under a favorable tax and social security regime.

Grant of Deferred Stock Units

You will not recognize income or social security obligations at the time the deferred stock units are granted to you.

Vesting of Deferred Stock Units

You will be subject to income tax and social security contributions when the deferred stock units vest and the shares are issued to you. You will be subject to income tax at your marginal rate and to social security contributions based on the fair market value of the shares issued to you at vesting.

Sale of Shares

If you acquire shares upon vesting of the deferred stock units, when you subsequently sell the shares, you will not be subject to tax on any gain resulting from the sale if the total proceeds from the sale of securities during a calendar year for your household does not exceed a certain amount which is set annually (€20,000 for 2007). However, if the total proceeds from the sale of securities during a calendar year exceeds the set amount, then you must pay capital gains tax on the entire gain you realize (i.e., the difference between the net sale price and the fair market value of the shares issued to you on the vesting date). Capital gains tax applies at the rate of 27% (i.e., 16% income tax plus 11% additional social taxes).

If the net sales price is less than the fair market value of the shares at the time of vesting, you will realize a capital loss. Such capital loss can be offset against capital gains realized from the sale of securities during the year in which you sold the shares and/or during the ten following years. However, capital losses cannot be offset against other types of income (such as salary).

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of BSC, in its discretion, declares a dividend. Any dividend paid will be subject to personal income tax in France

(after application of certain allowances) and also to U.S. federal withholding tax. You may be entitled to a foreign tax credit against your French income tax for the U.S. federal tax withheld. The gross amount of the dividends will also be subject to 11% additional French social taxes.

Withholding and Reporting

Your employer will not withhold income tax when your deferred stock units vest provided you are a French tax resident. Your employer will withhold and pay all applicable social security contributions at the time of vesting. You will be responsible for paying any income taxes resulting from the vesting of your deferred stock units, the sale of your shares or the receipt of any dividends.

OTHER INFORMATION

Exchange Controls

You may hold shares issued upon vesting of your deferred stock units outside of France provided you declare all foreign accounts, whether open, current or closed, in your income tax return. Furthermore, you must declare to the customs and excise authorities any cash or securities you import or export without the use of a financial institution if the value of the cash or securities is equal to or exceeds a certain amount which is set annually (€7,600 for 2007).

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN GERMANY

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in Germany. This summary is based on the tax laws in effect in your country as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of deferred stock units.

Grant of Deferred Stock Units

You will not be subject to tax when the deferred stock units are granted to you.

Vesting of Deferred Stock Units

You will be subject to income tax at your marginal tax rate and to social insurance contributions when the deferred stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting. The fair market value of the shares is determined on the date the shares are debited from BSC’s books for issuance to you.

Pursuant to Section 19a of the German Income Tax Act (Einkommensteuergesetz), you may be able to deduct from the income you receive at vesting the lesser of (i) €135 and (ii) 50% of the value of the shares subject to the deferred stock units on the date of vesting (per calendar year) because the income results from the acquisition of shares in your employer’s parent company at no cost. Please check the availability of this deduction with your personal tax advisor.

Sale of Shares

When you subsequently sell the shares acquired upon vesting, you will not be subject to additional taxation provided that: (i) you own the shares for more than one year; (ii) you do not own 1% or more of BSC’s stated capital (and have not owned 1% or more at any time in the last five years); and (iii) the shares are not held as business assets (this requirement should be met since you acquired the shares as an employee).

If you are subject to tax upon sale, you will be subject to tax on 50% of the gain as capital gain (less one-half of the sale-related expense). Furthermore, you will be subject to tax only if your total capital gain is €512 or more in the relevant tax year. If this threshold is exceeded, you will be taxed on the full gain (and not only the gain in excess of €512).

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of BSC, in its discretion, declares a dividend. Any dividend paid will be subject to income tax in Germany and also to U.S. federal withholding tax. You may be entitled to a foreign tax credit against your German income tax for the U.S. federal tax withheld.

Withholding and Reporting

Your employer will report and withhold income tax and social insurance contributions (to the extent you have not already exceeded the applicable contribution ceiling) when your deferred stock units vest and shares are issued to you. Should there be a difference between the actual tax liability and the amount withheld, the tax office may assess additional taxes or refund excess taxes after review of your annual tax return. It is your responsibility to report and pay any taxes due as a result of the sale of shares and the receipt of any dividends.

OTHER INFORMATION

Exchange Controls

If you repatriate sales proceeds in excess of €12,500 into Germany, such cross-border payment must be reported monthly to the State Central Bank. This reporting is normally accomplished through the German bank involved in processing your payment. In addition, you must report any receivables or payables or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis. Finally, you must report your share holding on an annual basis in the unlikely event that you hold shares representing 10% or more of the total or voting capital of BSC.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN GREECE

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in Austria. This summary is based on the tax laws in effect in your country as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of deferred stock units.

Grant of Deferred Stock Units

You will not be subject to tax when the deferred stock units are granted to you.

Vesting of Deferred Stock Units

You will be subject to income tax and social insurance contributions when the deferred stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting.

Sale of Shares

When you sell the shares issued to you upon vesting, you must pay a sales tax on the amount collected amounting to 0.15% (one and a half per thousandth).

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of BSC, in its discretion, declares a dividend. Any dividend paid will be subject to income tax in Greece and also to U.S. federal withholding tax. You may be entitled to a foreign tax credit against your Greek income tax for the U.S. federal tax withheld.

Withholding and Reporting

Under current laws, your employer will report and withhold income taxes and social insurance contributions on your taxable income at vesting to the Greek tax authorities. You are personally responsible for reporting any income resulting from the sale of shares and the receipt of any dividends and paying all corresponding taxes.

OTHER INFORMATION

Exchange Controls

Under the exchange control rules enacted in June 1992 and as consolidated by Presidential Decree 96/1993 and the Act of the Governor of the Bank of Greece 2227/30-06-1993, as amended by Presidential Decree 104/1994 and the Act of the Governor of the Bank of Greece 2417/1997, Greek residents can buy any foreign currency and deposit such amounts in their names with any bank operating in Greece.

Remittances from Greece in foreign exchange are free and legally effected through a bank operating in Greece (Greek or foreign) by a natural person or legal entity.

When the shares are sold, you are not obligated to convert the foreign currency into local currency and are free to deposit the foreign currency proceeds in Greece or abroad.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN HONG KONG

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in Hong Kong. This summary is based on the tax laws in effect in your country as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of deferred stock units.

Grant of Deferred Stock Units

Although the tax treatment of deferred stock units is uncertain in Hong Kong, under current tax laws, you will likely not be subject to tax when the deferred stock units are granted to you.

Vesting of Deferred Stock Units

You likely will be subject to salaries tax when the deferred stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting. You will not be subject to Mandatory Provident Fund contributions on the taxable amount.

Sale of Shares

If you acquire shares upon vesting, you will not be subject to tax when you subsequently sell the shares.

Dividends

If you vest in the deferred stock units and are issued shares, dividends may be paid with respect to those shares if the Board of Directors of BSC, in its discretion, declares a dividend. Any dividends paid will not be subject to tax in Hong Kong but will be subject to U.S. federal withholding tax.

Withholding and Reporting

Your employer is not required to withhold salaries tax. However, your employer will report your taxable benefit resulting from the vesting of the deferred stock units to the Hong Kong Inland Revenue Department. It is your responsibility to report the income from the vesting of the deferred stock units and the sale of shares on your personal tax return and to pay the applicable taxes.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN HUNGARY

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in Hungary. This summary is based on the tax laws in effect in your country as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of deferred stock units.

Grant of Deferred Stock Units

You will not be subject to tax when the deferred stock units are granted to you.

Vesting of Deferred Stock Units

On the date you become vested in your deferred stock units and receive shares of BSC common stock, you will be subject to taxation on the fair market value of such shares. The taxable amount will be treated as employment income and will be subject to income taxes and social insurance charges (contributions for both health insurance and pension insurance).

Sale of Shares

If you acquire shares upon vesting, you will be subject to additional taxation when you subsequently sell or otherwise dispose of your shares. The taxable amount will equal the difference between the sale proceeds and your tax basis in the shares (generally, the fair market value of the shares on the vesting date), and this amount generally will be subject to taxation at the flat rate of 25%. You will be personally responsible for reporting any taxable income arising upon the sale or disposition of the shares and paying the applicable taxes directly to the local tax authorities.

Dividends

If you vest in the deferred stock units and are issued shares, dividends may be paid with respect to those shares if the Board of Directors of BSC, in its discretion, declares a dividend. Any dividends paid will be subject to tax in Hungary and will be subject to U.S. federal withholding tax.

Withholding and Reporting

Your employer will not be subject to any tax withholding and reporting obligations in connection with your deferred stock units. Instead, you personally will be responsible for reporting any taxable amounts attributable to your deferred stock units and paying any applicable taxes directly to the local tax authorities, including income taxes and social insurance contributions.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN INDIA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in India. This summary is based on the tax laws in effect in your country as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of deferred stock units.

Grant of Deferred Stock Units

You will not be subject to tax when the deferred stock units are granted to you.

Vesting of Deferred Stock Units

You will be subject to income taxes when the deferred stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting.

IMPORTANT NOTE: UNDER THE FINANCE BILL, 2007, THE INDIAN GOVERNMENT HAS PROPOSED A SIGNIFICANT CHANGE TO THE TAXATION OF STOCK OPTIONS (THIS CHANGE ALSO IS LIKELY TO APPLY TO DEFERRED STOCK UNITS) GRANTED TO EMPLOYEES IN INDIA. UNDER THE PROPOSED LEGISLATION, THE TAXATION OF STOCK OPTIONS IN INDIA WILL CHANGE WHEREBY EMPLOYEES NO LONGER WILL BE REQUIRED TO PAY TAXES IN INDIA IN CONNECTION WITH THEIR STOCK OPTIONS AT THE POINT OF EXERCISE/ VESTING. INSTEAD, IT IS LIKELY THAT THE LOCAL AFFILIATE OF BSC IN INDIA WOULD BE REQUIRED TO PAY A FRINGE BENEFIT TAX ON THE TAXABLE AMOUNT. BECAUSE IT IS UNCERTAIN WHETHER THIS LEGISLATION WILL BE ADOPTED (AND WHEN IT WILL BE ADOPTED) AND THE GUIDELINES THAT MAY BE ISSUED IN RELATION TO ITS ADOPTION, YOU SHOULD CONSULT WITH YOUR PERSONAL TAX ADVISOR. PLEASE NOTE, IF THE FINANCE BILL 2007 IS PASSED BY PARLIAMENT, THE AMENDMENTS WOULD BE EFFECTIVE AS OF APRIL 1, 2007.

Sale of Shares

If you acquire shares upon vesting of the deferred stock units, you may be subject to capital gains tax when you subsequently sell the shares . You will be subject to tax on any gain you realize within one year or less after their acquisition at marginal tax rates (inclusive of a surcharge of 10% which is applicable if the income exceeds Rs. 10,00,000 and an education cess of 2%3), while any gain arising from shares held for more than one year will be subject to taxation at the flat rate of 22.44% (inclusive of a surcharge of 10% as set out above and an education cess of 2%3). The gain is calculated as the difference between the sale price (plus the cost of acquisition) and your tax basis in the shares. You will be personally responsible for reporting any taxable income arising upon the sale or disposition of the shares and paying the applicable taxes directly to the local tax authorities.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of BSC, in its discretion, declares a dividend. Any dividend paid will be subject to income tax in India.

Withholding and Reporting

Under current laws, the local affiliate of BSC in India will be required to report the fair market value of your shares on vesting as taxable income to the local tax authorities, and will be required to withhold income taxes on such amount. This may, however, change depending on the provisions of the Finance Bill, 2007 in relation to the taxation of stock options and deferred stock units as set out above. You are responsible for reporting any income resulting from the sale of shares and the receipt of any dividends and paying all corresponding taxes.

OTHER INFORMATION

Exchange Controls

When shares are sold, the sales proceeds must be repatriated to India immediately on receipt thereof and in any case not later than 90 days from the date of sale of the shares. Any documentary evidence to this effect shall be submitted to the authorized dealer ie. the banker who would submit the same to the Regional Office of the Reserve Bank of India as required under the provisions of the Foreign Exchange Management (Transfer or issue of any foreign security) Regulations, 2004.

[3]	Proposed to be increased to 3% with effect from April 1, 2007

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN IRELAND

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in Ireland. This summary is based on the tax laws in effect in your country as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of deferred stock units.

Grant of Deferred Stock Units

Although the tax treatment of deferred stock units is uncertain in Ireland, under current tax laws, you likely will not be subject to tax when the deferred stock units are granted to you.

Vesting of Deferred Stock Units

You likely will be subject to income tax/salaries tax at your marginal rate when the deferred stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting. You will not be subject to PRSI & health levy contributions on the taxable amount.

Sale of Shares

If you acquire shares upon vesting, you will be subject to capital gains tax at a rate of 20% when you subsequently sell the shares.

Dividends

If you vest in the deferred stock units and are issued shares, dividends may be paid with respect to those shares if the Board of Directors of BSC, in its discretion, declares a dividend. Any dividends paid will be subject to U.S. federal withholding tax. Dividends will be taxed in Ireland as income at your marginal rate (20% or 41%, depending upon income).

Withholding and Reporting

Your employer is not required to withhold salaries tax. It is your responsibility to report the income from the vesting of the deferred stock units and the sale of shares on your personal tax return and to pay the applicable taxes. In the case of the vesting of the shares and/or the receipt of dividends, you must file an income tax return (Form 11 or Form 12 as applicable) on or before 31 October in the year after you receive the share/dividend.

Upon the sale of shares, you must file a Capital Gains Tax return (Form CG1) by 31 October for all disposals made during the tax year up to 30 September and by 31 January for disposals between 1 October and 31 December.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN ITALY

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in Italy. This summary is based on the tax laws in effect in your country as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of deferred stock units.

Grant of Deferred Stock Units

You will not be subject to tax when the deferred stock units are granted to you.

Vesting of Deferred Stock Units

You will be subject to income tax and social insurance contributions when BSC’s shares are paid to you following the vesting of the deferred stock units. You will be taxed on the “fair market value” (as defined under Italian law) of the shares issued to you on the date of payment of BSC’s shares. “Fair market value” is defined as the average price per share on the official stock exchange on which BSC’s shares are traded during the period ending on the day that the deferred stock unit are transferred to you and starting on the same day of the preceding calendar month.

Sale of Shares

If you acquire shares upon vesting, you may be subject to capital gains tax when you subsequently sell the shares. The gain on the shares sold is calculated as the difference between the sale price and the value of the shares issued to you at vesting which has been previously subject to employment income taxation. The capital gain realized by you on the sale of the shares will be taxed at a rate of 12.5% since it is highly likely that the shares sold will be “non-qualified shareholdings.” A shareholding will be a “nonqualified shareholding” and thus subject to capital gains tax at the rate of 12.5%, if the shares sold represent less than 2% of the voting rights or less than 5% of the outstanding shares of BSC common stock.

In calculating capital gains tax, you may subtract any expenses incurred to produce the gain, except interest, and losses from the sale of any other non-qualified shareholding or from the sale of other capital investments. If losses exceed gains, the difference can be carried forward for the next four years. Capital gains (or losses) must be reported in your annual tax return and the applicable capital gains tax must be paid, together with the personal income tax.

If you sell a non-qualified shareholding (as defined above), you may also elect to be taxed under one of two alternative tax regimes (described below). To be eligible for either of these methods, you must keep the shares in the custody of a broker authorized by the Italian Ministry of Finance.

Administered Savings Method

Under the administered savings method, you deposit the shares with an authorized broker, but you retain the right to make investment decisions. Under this method, a 12.5% flat withholding tax is levied on the capital gain for each transaction. The gain is calculated using the same method as described above. Losses from the sale of the shares may be subtracted from the related gain and, where losses exceed gains, the difference can be carried forward for the next four years. Under this method, your broker pays the tax at the time of the transaction, so that capital gain is not included on your annual tax return.

Managed Savings Method

Under the managed savings method, you deposit the shares with an authorized broker and leave the administration and investment decisions to the broker. In this case, the 12.5% flat withholding tax is levied not on the capital gain actually realized through the sale of the shares but on the net result of the investment portfolio at the end of the year and the value of the portfolio at the beginning of the year, subject to some adjustment. Once again, the broker pays the tax at the end of the year and it is not included on your individual tax return.

Dividends

If you vest in the deferred stock units and are issued shares, dividends may be paid with respect to those shares if the Board of Directors of BSC, in its discretion, declares a dividend. Any dividends paid will be subject to withholding tax in Italy and also to U.S. federal withholding tax. You may be entitled to a foreign tax credit against your Italian tax for the U.S. federal tax withheld.

Any dividends from non-qualified shareholdings (as defined above), net of the withholding tax applied in U.S., will be subject to a 12.5% withholding tax. If the Italian withholding tax is not applied for whatever reason, you must report the dividends in your annual tax return and apply a 12.5% substitute tax on them.

Withholding and Reporting

Your employer will be required to report and withhold income tax and social insurance contributions on the income you realize on the vesting date. It is your responsibility to report in your annual tax return and pay the relevant taxes dues as a result of the sale of your shares and the receipt of any dividends if, in such latter case, Italian withholding tax has not been applied.

OTHER INFORMATION

Exchange Controls

Exchange control reporting is required if you transfer cash or shares to or from Italy in excess of €12,500 or the equivalent amount in U.S. dollars. You may be exempt from this formality if the payments are made through an authorized broker resident in Italy, as that entity would comply with the reporting obligation. In addition, exchange control reporting is required if you hold foreign investments outside of Italy in excess of €12,500 or the equivalent amount in U.S. dollars. If reporting is required, it must be done on your individual tax return.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN JAPAN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in Japan. This summary is based on the tax laws in effect in your country as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of deferred stock units. Please note, however, that the Japanese tax treatment of an option exchange for deferred stock units is uncertain because there are no specific tax provisions related to such an exchange. Therefore, you should check with your personal tax advisor on the potential tax consequences of the offer.

Grant of Deferred Stock Units

Although the tax treatment of deferred stock units is uncertain in Japan, under the current practice of the tax authorities, you likely will not be subject to tax when the deferred stock units are granted to you.

Vesting of Deferred Stock Units

You likely will be subject to income tax when the deferred stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting.

Based on a recent decision of the Supreme Court of Japan on the taxation of options, the income realized on the vesting of the deferred stock unit will likely be characterized as “remuneration income” and taxed at your marginal tax rate. The Japanese tax authorities believe that the Supreme Court decision with respect to options should also be applicable to the taxation of income realized under other employee equity incentive plans such as deferred stock units (and such a position is supported by the other decision of the Tokyo District Court of Japan, while it is not a final determination). However, as there may be a chance that the Supreme Court decision with respect to options may not be applicable to the taxation of income realized under deferred stock units in the present case, we recommend that you consult with your personal tax advisor to obtain more information on the income classification issue.

You likely will not be subject to social insurance contributions upon vesting of your deferred stock units.

Sale of Shares

When you subsequently sell the shares acquired upon vesting, you will be subject to additional taxation on any gain you realize. The taxable gain will be calculated as the difference between the sale proceeds and your tax basis in the shares. Your tax basis will likely be the amount you recognize as income at vesting (i.e., the fair market value of the shares at vesting). Generally, you will be subject to capital gains tax at a flat rate of 20%. You may be eligible for a reduced flat tax rate of 10%, as opposed to the standard flat rate of 20%. The 10% temporary lower rate is in effect (until 2007) subject to conditions including: (1) the stock must be traded on a recognized exchange (i.e., the NASDAQ Global Select Market); and (2) the stock must be sold through a securities broker registered in Japan. Please consult with your tax advisor to find out if you are eligible for a reduced rate and/or other favorable stock-related tax treatment.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of EA, in its discretion, declares a dividend. Any dividends paid on the shares will be subject to income tax in Japan and also to United States federal withholding tax.

If the dividends are paid through a Japanese paying agent (i.e., a securities company in Japan), the paying agent will withhold Japanese income tax at a rate of 10% (as of April 1, 2003 and through March 31, 2008). The withholding rate after March 31, 2008 will be 20%.

You may be entitled to a foreign tax credit against your Japanese income tax for the United States federal tax withheld.

Withholding and Reporting

Your employer is not required to withhold income tax on the exchange of options or the grant or vesting of your deferred stock units. It is your responsibility to report any income resulting from the exchange of options, grant or vesting of your deferred stock units, from the sale of shares or the receipt of any dividends and to pay the applicable taxes.

When you sell the shares acquired upon vesting of your deferred stock units, any capital gains or losses must be reported in that year. However, if your gross annual salary amount is ¥20,000,000 or less and if your total annual income other than remuneration income paid by your main employer and retirement income (for example, bank interest, capital gains and divided income) is ¥200,000 or less for that year, you are not required to report such income. However, this ¥200,000 (de minimis rule) is not applicable to the remuneration income from offshore companies which is not subject to the Japanese withholding taxation. Please consult with your tax advisor to find out if you are eligible for this general exemption from filing a tax return.

Please note that Japanese tax authorities are aware that employees of Japanese affiliates of U.S. companies may earn income as a result of their participation in equity incentive plans, and they are systematically auditing the tax returns of such employees to confirm that they have correctly reported the resulting income.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN JORDAN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in Jordan. This summary is based on the tax laws in effect in Jordan as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of deferred stock units.

Grant of Deferred Stock Units

You will not be subject to tax when the deferred stock units are granted to you.

Vesting of Deferred Stock Units

Jordanian tax law currently is unclear on this issue, but you may be subject to income tax when the deferred stock units vest and shares are issued to you, based on the fair market value of the shares issued to you on the date of vesting.

Sale of Shares

If you acquire shares upon vesting of the deferred stock units, you may be subject to capital gains tax when you subsequently sell the shares. In general, the taxable amount will equal the difference between the sales proceeds and the fair market value of the shares on the date of vesting.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of BSC, in its discretion, declares a dividend. Any dividend paid will not be subject to income tax in Jordan, although you would be subject to U.S. federal withholding tax.

Withholding and Reporting

In general, your employer in Jordan is not required to withhold or report any amounts when you vest in the deferred stock units. Instead, you are personally responsible for reporting any income resulting from the vesting and sale of shares and paying all corresponding taxes.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN LEBANON

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in Lebanon. This summary is based on the tax laws in effect in Lebanon as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units. If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of deferred stock units.

Grant of Deferred Stock Units

You will not be subject to tax when the deferred stock units are granted to you.

Vesting of Deferred Stock Units

Lebonese tax law currently is unclear on this issue, but uou may be subject to income tax when the deferred stock units vest and shares are issued to you, based on the fair market value of the shares issued to you on the date of vesting.

Sale of Shares

If you acquire shares upon vesting of the deferred stock units, you may be subject to capital gains tax when you subsequently sell the shares. In general, the taxable amount will equal the difference between the sales proceeds and the fair market value of the shares on the date of vesting.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of BSC, in its discretion, declares a dividend. Any dividend paid may be subject to income tax in Lebanon, and also to U.S. federal withholding tax. Please note, however, BSC does not currently pay dividends on its stock and has no current plan to do so.

Withholding and Reporting

In general, your employer in Lebanon is not required to withhold or report any amounts when you vest in the deferred stock units. Instead, you are personally responsible for reporting any income resulting from the vesting and sale of shares and paying all corresponding taxes.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN MEXICO

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in Mexico. This summary is based on the tax laws in effect in your country as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units. If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of deferred stock units.

Grant of Deferred Stock Units

You will not be subject to tax when the deferred stock units are granted to you.

Vesting of Deferred Stock Units

You will be subject to income tax and social insurance contributions when the deferred stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting.

Sale of Shares

If you acquire shares upon vesting of the deferred stock units, you will be subject to additional taxation when you subsequently sell the shares. The gain is calculated as the difference between the sale price and the fair market value of the shares on the date of vesting, increased by the amount of any brokerage fees paid to buy or sell the stock (with an adjustment for inflation at applicable rates). These amounts are all calculated on the peso equivalent of the amounts in question.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of BSC, in its discretion, declares a dividend. Any dividend paid will be subject to income tax in Mexico and also to U.S. federal withholding tax. You may be entitled to a foreign tax credit against your Mexican income tax for the U.S. federal tax withheld.

Withholding and Reporting

Under current laws, your employer is not required to withhold or report income tax or social insurance contributions when you vest in the deferred stock units or when you sell the shares. Instead, you are responsible for reporting any income attributable to your shares and resulting from the sale of shares and the receipt of any dividends and paying all corresponding taxes.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN THE NETHERLANDS

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in the Netherlands. This summary is based on the tax laws in effect in your country as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

There is a risk that you may be subject to tax as a result of the exchange of eligible options for the grant of deferred stock units if this exchange is considered to be a deemed disposal of your vested eligible options. Please check with your personal tax advisor to determine if tax applies under these circumstances.

Grant of Deferred Stock Units

You will not be subject to tax when the deferred stock units are granted to you.

Vesting of Deferred Stock Units

You will be subject to income tax and social insurance contributions when the deferred stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting.

Sale of Shares

When you subsequently sell the shares acquired upon vesting, you will not be subject to tax on any gain you realize, provided you hold less than 5% of BSC’s outstanding shares.

Annual Investment Tax

Investment yield tax (Box III) applies at a rate of 1.2% on the average value of all assets that you own at the end of the year (including shares of BSC), subject to an annual exemption (€20,014 for 2007). It is your responsibility to pay any investment tax due.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of BSC, in its discretion, declares a dividend. Any dividends paid will not be subject to income tax in the Netherlands, provided you hold less than 5% of BSC’s outstanding shares. However, the dividend will be subject to U.S. federal withholding tax.

Withholding and Reporting

Your employer will withhold and report income tax and any applicable social insurance contributions due when the deferred stock units vest. It is your responsibility to report any investment tax due and pay any tax due as a result of the sale of shares.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN THE NETHERLANDS

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in the Netherlands. This summary is based on the tax laws in effect in your country as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

There is a risk that you may be subject to tax as a result of the exchange of eligible options for the grant of deferred stock units if this exchange is considered to be a deemed disposal of your vested eligible options. Please check with your personal tax advisor to determine if tax applies under these circumstances.

Grant of Deferred Stock Units

You will not be subject to tax when the deferred stock units are granted to you.

Vesting of Deferred Stock Units

You will be subject to income tax and social insurance contributions when the deferred stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting.

Sale of Shares

When you subsequently sell the shares acquired upon vesting, you will not be subject to tax on any gain you realize, provided you hold less than 5% of BSC’s outstanding shares.

Annual Investment Tax

Investment yield tax (Box III) applies at a rate of 1.2% on the average value of all assets that you own at the end of the year (including shares of BSC), subject to an annual exemption (€20,014 for 2007). It is your responsibility to pay any investment tax due.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of BSC, in its discretion, declares a dividend. Any dividends paid will not be subject to income tax in the Netherlands, provided you hold less than 5% of BSC’s outstanding shares. However, the dividend will be subject to U.S. federal withholding tax.

Withholding and Reporting

Your employer will withhold and report income tax and any applicable social insurance contributions due when the deferred stock units vest. It is your responsibility to report any investment tax due and pay any tax due as a result of the sale of shares.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN NORWAY

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees’ tax resident in Norway. This summary is based on the tax laws in effect in your country as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of deferred stock units.

Grant of Deferred Stock Units

You will not be subject to tax when the deferred stock units are granted to you.

Vesting of Deferred Stock Units

You will be subject to income tax and social insurance contributions when the deferred stock units vest and you can claim the shares issued to you. The taxable amount is the fair market value of the shares issued to you at the time of vesting. The taxable amount is classified as employment income and is subject to taxation at marginal rates.

Sale of Shares

If you acquire shares upon vesting of the deferred stock units, you may be subject to capital gains taxation when you subsequently sell the acquired shares. The taxable gain will be the difference between i) the sale proceeds, and ii) the fair market value of the shares at vesting. From this capital gain, Norwegian personal shareholders will be entitled to deduct a calculated allowance when calculated their taxable capital gain. The allowance for each share is equal to the total of allowance amounts calculated for dividends for this share for previous years, less dividends distributed on this share. The calculated allowance may only be deducted in order to reduce a taxable gain calculated upon realization of the share, and may not be deducted in order to generate or increase a loss for tax purposes.

The taxable gain will be subject to capital gains taxation at a tax rate of 28%.

Any loss realized is deductible.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of BSC, in its discretion, declares a dividend. Dividends received on the shares will be subject to Norwegian taxation at a tax rate of 28% in the year that the dividends are distributed. Norwegian personal shareholders may be entitled to deduct a calculated allowance when calculating their taxable dividend income. The allowance will be calculated on a share-by-share basis, and the calculated allowance will be equal to the fair market value of the share at vesting multiplied by a risk-free interest rate. Any part of the calculated allowance in one year exceeding the dividend distributed on the share will be added to the cost price of the share and included in the basis for calculating the allowance the following year. The dividends may also be subject to U.S. federal withholding tax.

Wealth tax

Wealth tax is assessed at the end of each year, and the tax is based on the value of the assets you hold as of January 1 in the year following the relevant tax year. Shares acquired through vesting of the deferred stock units will be considered assets and, therefore, are subject to wealth tax. The taxable amount is based on 85% of the fair market value of the shares on January 1 in the year following the relevant tax year. The wealth tax rate is 1.1% (2007 rates).

Based on the fact that the deferred stock units are non-transferable and conditional, and that you are not considered to be a shareholder prior to vesting when the shares are issued to you, the deferred stock units will most likely not be subject to wealth tax.

Withholding and Reporting

Your employer is required to report the vesting of the deferred stock units to the tax authorities. The taxable income at vesting shall be reported in the payroll deduction statement RF-1037 that shall be sent to the tax authorities every other month, and in the annual payroll deduction statement RF-1025 which shall be sent to the tax authorities before January 20 for the prior year.

As there is little practice regarding the exchange of options, your employer should also report the exchange of the options to the tax authorities, explaining the exchange process and that the company is of the opinion that the exchange is not a taxable event.

Your employer is also obliged to withhold income tax and the employees’ part of the social insurance contribution at vesting. If your employer is not able to withhold a sufficient amount (i.e., the salary is less than the tax), your employer is obliged to notify the local tax assessment authorities about the situation.

You must include the taxable income from vesting of the deferred stocks units in your annual tax return. As there may be some uncertainty as to the tax treatment of the option exchange, you should enclose information about the exchange to your annual tax return at the time the options are exchanges, explaining the nature of the exchange and that you are of the opinion that this is not a taxable event,

You must report dividends received or the sale of shares in your annual tax return. Shares held at year end must also be included in your annual tax return. Based on the fact that the deferred stocks are non-transferable and that they are conditioned upon certain restrictions, the deferred stocks will most likely not subject to wealth tax. You should however provide the tax authorities with information concerning the deferred stocks in your annual tax return.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN POLAND

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in Poland. This summary is based on the tax laws in effect in your country as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of deferred stock units.

Grant of Deferred Stock Units

It is unclear whether the grant of deferred (restricted) stock units will be considered a taxable event under Polish personal income tax regulations. However, the risk of taxation at grant or vesting seems to be small since, from an economic perspective, deferred (restricted) stock units, in a sense, resemble stock options (i.e., an unfunded promise or right to receive shares of common stock provided that certain conditions are fulfilled) and recently, the tax authorities issued rulings stating that, in case of shares purchased for a discount or even for free, the taxable event is only upon subsequent sale of shares.

Vesting of Deferred Stock Units

Because you do not pay for the shares issued upon vesting, the Polish tax authorities may claim that you receive a benefit in kind that is taxable according to progressive tax rates i.e. 19%, 30% and 40%. If this were the case, you will be taxed on the fair market value of the shares issued to you on the date of vesting.

Sale of Shares

If you acquire shares upon vesting of the deferred stock units, you may be subject to tax when you subsequently sell the shares. When you subsequently sell the shares that you acquired under the plan, you will be subject to personal income tax on the proceeds from the sale of shares. You will be subject to 19% tax on any gain you realize. If you were already subject to tax at grant or vesting, this means that a portion of your gain may be subject to double taxation. You should check with your personal tax advisor or the tax authorities on whether you may obtain a tax credit or deduction for the tax already paid at grant or vesting.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of BSC, in its discretion, declares a dividend. Any dividend paid will be subject to income tax in Poland and also to U.S. federal withholding tax. You may be entitled to a foreign tax credit against your Polish income tax for the U.S. federal tax withheld.

Withholding and Reporting

You employer will not be required to withhold or report income tax with respect to the grant of deferred (restricted) stock units to you, unless the income is considered income from the employment relationship (that relates to potential income at grant or vesting). Instead, you will be responsible for reporting and paying any taxes due upon grant or vesting of deferred (restricted) stock units, the sale of your shares and/or the receipt of any dividends.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN PORTUGAL

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in Portugal. This summary is based on the tax laws in effect in your country as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of deferred stock units.

Grant of Deferred Stock Units

You will not be subject to tax when the deferred stock units are granted to you.

Vesting of Deferred Stock Units

You will be subject to income tax when the deferred stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting.

Sale of Shares

If you acquire shares upon vesting of the deferred stock units, you will be subject to additional taxation when you subsequently sell or otherwise dispose of your shares if you held them less than 12 months prior to sale. In these circumstances, the taxable amount will equal the difference between the sale proceeds and your tax basis in the shares (generally, the taxable income that you previously recognized on the date of vesting), and this amount generally will be subject to taxation at the flat rate of 10%. You will be personally responsible for reporting any taxable income arising upon the sale or disposition of the shares and paying the applicable taxes directly to the local tax authorities.

If you held your shares for more than 12 months before selling or otherwise disposing of them, any gain resulting from the sale or disposal of shares will be exempt from taxation in Portugal.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of BSC, in its discretion, declares a dividend. You will be subject to income taxes on any dividends paid on the shares you acquire under the Plan. You will be responsible for directly paying and reporting any tax liabilities attributable to dividends to the local tax authorities. In addition, you also will be subject to U.S. income tax withholding at source, and may be entitled to a foreign tax credit for these amounts.

Withholding and Reporting

Under current laws, your employer will be required to report the fair market value of the shares you receive on the vesting date as taxable income to the local tax authorities, but will not be subject any tax withholding obligations in connection with your deferred stock units. Instead, you personally will be responsible for paying any applicable taxes directly to the local tax authorities.

OTHER INFORMATION

Exchange Controls

If the shares you acquire upon vesting are deposited with a Portuguese financial intermediary, it is the intermediary’s obligation to communicate the share acquisition and sale to the Bank of Portugal for statistical purposes. If the shares are not deposited with a Portuguese financial intermediary, you will be required to report on operations with respect to the shares to the Bank of Portugal for statistical purposes, unless a Portuguese financial intermediary is involved as intermediary and is hired by you to file the report.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN PUERTO RICO

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in Puerto Rico. This summary is based on the tax laws in effect in your country as of May 2, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

The general rule is that the exchange of eligible stock options for deferred stock units will be considered a taxable exchange for Puerto Rico income tax purposes. However, to the extent the eligible stock options and the deferred stock units have the same value, you will not recognize any gain or loss in the transaction.

Grant of Deferred Stock Units

You will not be subject to tax when the deferred stock units are granted to you.

Vesting of Deferred Stock Units

You will be subject to income tax and social security taxes when the deferred stock units vest and shares are issued to you. The benefit received will be deemed to be additional income from employment and you will be taxed at ordinary income tax rates on the fair market value of the shares issued to you on the date of vesting.

If at the time of the option exchange you recognized a gain equal to the difference in value between the eligible stock options and the deferred stock units, you will increase your basis in the deferred stock units for the amount of gain realized. This means that at the time of vesting you will not recognized income for the portion of the gain that was already recognized on the date of the eligible stock options were exchanged for deferred stock units.

Sale of Shares

If you acquire shares upon vesting of the deferred stock units, you may be subject to tax in Puerto Rico when you subsequently sell the shares. The amount of gain will be the difference between the amount realized on the sale and the amount previously subject to tax at vesting. If you are not in the business of trading in shares, the gain will be capital in nature, and if after the restrictions lapse, you hold the shares for more than six months, you will be taxed at the applicable capital gain tax rate at the time of the sale. Gains on shares held for less than six months will be taxed at ordinary income tax rates.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of BSC, in its discretion, declares a dividend. If the Board of Directors of BSC declares a dividend you may be subject to a 10% special tax. This 10% special tax applies when the dividends are received from a domestic (Puerto Rico corporation) or from a foreign corporation whose gross income effectively connected with a

Puerto Rico trade or business is at least 80% of its total gross income from all sources for the three (3) year period prior to the distribution of the dividends. If BSC does not meet the 80% test, you will not be subject to the 10% special tax but will be subject to Puerto Rico taxes at ordinary income tax rates in the year in which such dividends are paid. You must report the dividends paid in Form 482.0-Puerto Rico Individual Income Tax Return.

You will not be subject to U.S. federal income tax withholding at source if you provide BSC your identification number by filing Form W-9. If you do not provide Form W-9 to BSC, you will be subject to U.S. income tax withholding to the extent the dividends received are considered U.S. source income. If you are subject to U.S. income tax withholding, you may be entitled to a foreign tax credit, subject to certain limitations, against your Puerto Rican income tax for any U.S. federal income tax paid.

Withholding and Reporting

Under current laws, withholding and reporting for Puerto Rico income tax and social security taxes are required when you vest in the deferred stock units. Your employer must withhold the applicable tax and report the acquisition of the shares to the Puerto Rico Department of the Treasury as part of your wages. In addition, you are personally responsible for reporting any income resulting from the sale of shares and the receipt of any dividends and paying all corresponding taxes.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN SINGAPORE

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in Singapore. This summary is based on the tax laws in effect in your country as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of deferred stock units because the eligible options are underwater and you have realized no economic gain from the cancellation. However, there is a risk that the Inland Revenue Authority of Singapore (the “IRAS”) may view the exchange as a taxable release, in which case, you will be subject to tax on the value of the shares subject to your eligible options at the time of cancellation. In practice, the IRAS is likely to disregard the release of options and tax only the deferred stock units upon vesting as described below. Please check with your personal tax advisor on your tax treatment in the exchange.

Grant of Deferred Stock Units

You will not be subject to tax when deferred stock units are granted to you.

Vesting of Deferred Stock Units

You will be subject to income tax on the fair market value of the shares issued to you when the deferred stock units vest, unless you are eligible for an exemption, as described below. You likely will not be subject to Central Provident Fund contributions upon vesting of your deferred stock units.

As mentioned above, your tax treatment may be different if the following scheme applies. Please consult with your personal tax advisor to determine whether the favorable tax scheme applies and which portion, if any, of your deferred stock units may qualify for the favorable tax treatment.

Sale of Shares

When you subsequently sell the shares acquired upon vesting, you will not be subject to Singaporean tax on any gain you realize unless you are engaged in the business of buying and selling securities.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of BSC, in its discretion, declares a dividend. Any dividend paid will be subject to U.S. federal withholding tax, but it will not be subject to Singapore income tax, even if it is received in Singapore.

Withholding and Reporting

Your employer is not required to withhold income tax when your deferred stock units vest. However, if you are neither a Singapore citizen, nor a Singapore permanent resident or you are a Singapore permanent resident who intends to leave Singapore permanently, different tax withholding rules will apply to you and you are advised to consult your tax advisor.

Your employer will complete a Form IR8A on your behalf which will declare the taxable benefits you have derived from the vesting of the deferred stock units. The completed Form IR8A will state the salary or benefits paid to you by your employer during the year, whether in cash or in kind, including any income you have realized from your deferred stock units. It is your responsibility to file your income tax return, wherein you must report any income resulting from the vesting of your deferred stock units or from the sale of shares received upon vesting of the deferred stock units and pay the applicable taxes.

OTHER INFORMATION

Reporting Requirements for Directors

If you are a director, association director, or shadow director of a Singapore affiliate of BSC (i.e., if you sit on the board of directors of a Singapore affiliate), you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore affiliate in writing when you receive an interest (e.g., deferred stock units, shares) in BSC or any related companies. Please contact BSC to obtain a copy of the notification form. In addition, you must notify the Singapore affiliate when you sell or receive shares of BSC or any related company (including when you sell or receive shares received upon vesting of your deferred stock units). These notifications must be made within two business days of receiving or disposing of any interest in BSC or any related company. In addition, a notification must be made of your interests in BSC or any related company within two business days of becoming a director.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN SOUTH AFRICA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in South Africa. This summary is based on the tax laws in effect in your country as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of deferred stock units.

Grant of Deferred Stock Units

You will not be subject to tax when the deferred stock units are granted to you.

Vesting of Deferred Stock Units

On the date you become vested in your deferred stock units and receive shares of BSC common stock, you will be subject to taxation on the fair market value of the shares at the time of receipt. The taxable amount will be classified as additional salary and will be subject to income taxes and social insurance charges (Skills Development Levies and Unemployment Insurance Fund Contributions).

Sale of Shares

If you acquire shares upon vesting of the deferred stock units, you will be subject to additional taxation when you subsequently sell or otherwise dispose of your shares. The taxable amount will equal the difference (if any) between the sale proceeds and your tax basis in the shares (generally, any taxable income that you previously recognized on the vesting date), and 25% of this amount generally will be subject to taxation at progressive tax rates (the first ZAR 10,000 of capital gains is excluded). You will be personally responsible for reporting any taxable income arising upon the sale or disposition of the shares and paying the applicable taxes directly to the local tax authorities.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of BSC, in its discretion, declares a dividend. You will be subject to taxation on any dividends paid to you on the Company shares you acquire under the Plan (subject to an annual exclusion). In addition, you will be subject to U.S. income tax withholding at source.

Withholding and Reporting

Under current laws, your employer will be obligated to report the fair market value of the BSC shares issued to you on the vesting date as taxable income and will be required to withhold income taxes and social insurance charges (Skills Development Levies and Unemployment Insurance Fund Contributions) pursuant to a directive that it will obtain from the South African Revenue Service.

OTHER INFORMATION

Exchange Controls

In general, you should not be subject to any foreign exchange requirements in connection with your acquisition of BSC shares under the Plan. Notwithstanding, because the exchange control regulations in South Africa change frequently and without notice, you should consult a legal advisor prior to the acquisition or sale of BSC shares to ensure compliance with current regulations.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN SPAIN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in Spain. This summary is based on the tax laws in effect in your country as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of deferred stock units.

Grant of Deferred Stock Units

You will not be subject to tax when the deferred stock units are granted to you.

Vesting of Deferred Stock Units

You will be subject to income tax when the deferred stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting. This amount will likely be considered compensation in-kind subject to payment on account.

Notwithstanding the above, because the deferred stock units are settled in shares, you may be entitled to a tax exemption on the first €12,000 of the income recognized at vesting, in any 12-month period, provided the following conditions are met:

(1) you hold the shares acquired upon vesting for at least three years after vesting;

(2) you and your close relatives do not own more than 5% of the capital of BSC or one of its affiliates; and

(3) the grant of deferred stock units is part of the general compensation policy of BSC.

If you sell your shares prior to the expiration of the three-year period, taxable income will arise at the moment of sale, and it will be your responsibility to file a supplemental tax return for the tax year in which you vest in your deferred stock units. Please confer with your personal tax advisor to determine if this exemption is available to you.

Social insurance contributions will also be due on the taxable amount for which the exemption above does not apply, unless the applicable contribution ceiling has already been met.

Sale of Shares

When you subsequently sell the shares acquired upon vesting, you will be subject to tax on any gain you realize. The taxable gain will be calculated as the difference between the sale price and the acquisition cost. The acquisition cost will include any amount considered for personal income tax purposes as compensation in-kind. Thus, if you included all the shares received upon vesting as compensation in-kind, you would include this amount as your acquisition cost. If a portion of the taxable amount was excluded at vesting due to the exemption described above, you probably would still have to include the exempted amount in your acquisition cost. You should consult your tax advisor at the time of sale to determine the appropriate acquisition cost.

If you hold the shares for one year or less, any capital gain is taxed at the general income tax rate (which currently ranges from 15% to 43%). If you hold the shares for more than one year, any capital gain will be taxed at a 18% flat rate.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of BSC, in its discretion, declares a dividend. Any dividend paid will be subject to income tax in Spain and also to U.S. federal withholding tax. You may be entitled to a foreign tax credit against your Spanish income tax for the U.S. federal tax withheld.

Withholding and Reporting

The taxable amount at vesting likely will be considered compensation in-kind and assuming that the €12,000 exemption is applicable, the excess from such amount will be subject to a payment on account obligation. The payment on account obligation will be charged to you. You will be entitled to deduct the payment on account and obtain a tax credit from your income tax obligation.

In addition, the employer will withhold social insurance contributions from the taxable amount at vesting, unless you have already exceeded the applicable contribution ceiling.

OTHER INFORMATION

Exchange Controls

You must comply with exchange control regulations in Spain. The shares received upon vesting must be declared, for statistical purposes, by filing a form with the Spanish Dirección General de Comercio e Inversiones (the “DGCI”) of the Ministerio de Economía. If you receive the shares through a Spanish financial institution (i.e., a broker operating in Spain), that institution will automatically make the declaration to the DGCI for you. Otherwise, you must make the declaration by filing the appropriate form with the DGCI.

When receiving foreign currency payments derived from the ownership of BSC shares (i.e., from the sale of shares or receipt of any dividends), you must inform the financial institution receiving the payment of the basis upon which such payment is made. You will need to provide the institution with the following information: (i) your name, address, and fiscal identification number; (ii) the name and corporate domicile of BSC; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin of the payment received; (vi) the reason for the payment; and (vii) any additional information that may be required.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN SWEDEN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in Sweden. This summary is based on the tax laws in effect in your country as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of deferred stock units.

Grant of Deferred Stock Units

You will not be subject to tax when the deferred stock units are granted to you.

Vesting of Deferred Stock Units

You will be subject to income tax upon vesting of the deferred stock units when shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting.

Sale of Shares

When you subsequently sell the shares of common stock acquired upon vesting of your deferred stock units, you will be subject to a capital tax on any gain you realize at a flat rate of 30%. The gain is calculated as the difference between the sale price and the fair market value of the shares on the date of vesting. Capital losses on a sale can, with some restrictions, be set-off against other capital gains on securities.

Dividends

You may be entitled to receive dividends once you have acquired the shares, if the Board of Directors of BSC in its discretion, declares a dividend. Any dividend paid will be subject to capital tax in Sweden and also to U.S. federal withholding tax. You may be entitled to a foreign tax credit against your Swedish capital tax for the U.S. federal tax withheld.

Withholding and Reporting

Under current laws, withholding and reporting for income tax (and social insurance contributions) purposes are required upon vesting of the deferred stock units. It is the responsibility of the employee to inform his employer, no later than the month after vesting (however, no later than 15 January the following year), that vesting has occurred and to disclose the taxable amount. Your employer will then report and withhold on your taxable income at vesting to the tax authorities. You are, however, ultimately responsible for reporting any income resulting from the sale of shares and the receipt of any dividends and paying all corresponding taxes.

OTHER INFORMATION

Exchange Controls

There are no exchange restrictions or controls under Swedish law. However, to prevent money laundering, an identity control must also be performed for transactions exceeding EUR 15,000.

Further, any payments to or from a foreign country exceeding SEK 150,000 must be reported to the Swedish Central Bank (Sw. Riksbanken).

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN SWITZERLAND

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in Switzerland. This summary is based on the tax laws in effect in your country as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of deferred stock units.

Grant of Deferred Stock Units

You will not be subject to tax when the deferred stock units are granted to you. However, because deferred stock units are a mere expectation right, they have to be reported in your private tax return as a reminder for net wealth tax purposes.

Vesting of Deferred Stock Units

You will be subject to income tax and social insurance contributions when the deferred stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting.

Sale of Shares

If you acquire shares upon vesting of the deferred stock units, you will generally not be subject to income tax when you subsequently sell the shares. Any gain (or loss) realized by you on the subsequent sale of shares received under the deferred stock units will not constitute taxable income (nor a tax-deductible loss if sold for less than the taxable value of the deferred stock units price), provided you are not considered a professional securities dealer for Swiss tax purposes and the shares are not purchased and/or held as a business asset.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of BSC, in its discretion, declares a dividend. Any dividend paid will be subject to income tax in Switzerland and also to U.S. federal withholding tax. You may be entitled to a foreign tax credit against your Swiss income tax for the U.S. federal tax withheld.

Withholding and Reporting

Under current laws, withholding and reporting for income tax and social insurance contributions are required when you vest in the deferred stock units. If required to do so, your employer will report and — if taxed at source — withhold on your taxable income at vesting to the Swiss tax authorities. You are personally responsible for reporting any income resulting from the sale of shares and the receipt of any dividends and paying all corresponding taxes.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN TAIWAN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in Taiwan. This summary is based on the tax laws in effect in your country as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. In the absence of clear guidance from the Taiwan taxing authorities, we provide the tax guide based on the Taiwan tax laws and the existing rulings. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units.

We assume that for all relevant periods you are a resident in Taiwan. If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of deferred stock units.

Grant of Deferred Stock Units

You will not be subject to tax when the deferred stock units are granted to you.

Vesting of Deferred Stock Units

You likely will be subject to income tax when the deferred stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting.

Sale of Shares

If you acquire shares upon vesting of the deferred stock units, you may be subject to tax when you subsequently sell the shares on or after January 1, 2009, when the worldwide income provision of the Alternative Minimum Tax (“AMT”) regime takes effect. You will be subject to AMT on any gain you realize. The gain is calculated as the difference between the sale price and the fair market value of the shares on the date of vesting. AMT will not necessarily lead you to additional taxes payable. Depending on your individual income tax status, you may or may not have to pay additional income taxes on this gain from the sale of shares even if the gain is added to your income for AMT purposes.

Dividends

If you receive shares upon vesting, you may be entitled to receive dividends if the Board of Directors of BSC, in its discretion, declares a dividend. Any dividend paid on or after January 1, 2009, when the worldwide income provision of the AMT regime takes effect, will be subject to AMT in Taiwan and also to U.S. federal withholding tax. AMT will not necessarily lead you to additional taxes payable. Depending on your individual income tax status, you may or may not have to pay additional income taxes on the dividends even if they are added to your income for AMT purposes.

Withholding and Reporting

Under current law principles, withholding and reporting for income tax will likely be required when you vest in the deferred stock units. If required to do so, your employer will report and withhold on your taxable income at vesting to the Taiwan tax authorities. You are personally responsible for reporting any income resulting from the sale of shares and the receipt of any dividends and paying all corresponding taxes pursuant to the AMT regime’s worldwide income provision following its tentative effective date of January 1, 2009.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN TURKEY

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in Turkey. This summary is based on the tax laws in effect in Turkey as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest and the shares are delivered or delivered shares are sold.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You will not be subject to tax as a result of the voluntary exchange of existing options for the grant of deferred stock units.

Grant of Deferred Stock Units

You will not be subject to tax when the deferred stock units are granted to you.

Vesting of Deferred Stock Units

You will not be subject to tax when the deferred stock units vest.

Delivery of Shares Upon Vesting

When the shares subject to the deferred stock units are delivered, the income earned (which will be equal to the value of the shares at the time of delivery) will be subject to income tax at progressive tax rates up to 35%.

Sale of Shares

When you subsequently sell the shares acquired upon vesting, you will be subject to additional income tax on any capital gain realized.

Dividends

If you vest in the deferred stock units and are issued shares, dividends may be paid with respect to those shares if the Board of Directors of BSC, in its discretion, declares a dividend. Any dividends paid in excess of TRY 900 (for 2007) will be subject to income tax in Turkey and also to U.S. federal withholding tax. If you have other income from marketable securities or rent income, this income should also be taken into consideration for TRY 900 limit. You may be entitled to a tax credit against your Turkish income tax for the U.S. federal tax withheld.

Withholding and Reporting

Your employer will not be required to report or withhold income tax or social insurance contributions. Instead, you will be responsible for reporting and paying any taxes due upon the delivery or sale of your shares.

APPENDIX B

OFFER TO EXCHANGE: A GUIDE TO TAX ISSUES IN THE UNITED KINGDOM

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of deferred stock units for eligible employees subject to tax in the United Kingdom. This summary is based on the tax laws in effect in your country as of May 1, 2007. This summary is general in nature and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the deferred stock units are granted, the deferred stock units vest or you sell shares acquired upon vesting of the deferred stock units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

TAX INFORMATION

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of deferred stock units.

Grant of Deferred Stock Units

You will not be subject to tax when the deferred stock units are granted to you.

Vesting of Deferred Stock Units

You will be subject to income tax when the deferred stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you. Income tax will be payable at your marginal income tax rate.

You will also be required to pay employees’ National Insurance Contributions (“NICs”) on the fair market value of the shares issued to you at vesting. Employees’ NICs apply at a rate of 11% to the extent your total earnings have not exceeded the upper earnings limit, which for the tax year 6 April 2007 to 5 April 2008 is £670 per week. To the extent your total earnings have exceeded the upper earnings limit, you will be subject to employees’ NICs at a rate of 1% (instead of 11%), without limit.

Your employer will calculate the income tax and employee NICs due when your deferred stock units vest and will account for this amount to the HMRC through the Pay As You Earn (“PAYE”) tax withholding system. Please see further information below.

To the extent your employer has not withheld from you sufficient amounts to satisfy the income tax obligations arising on vesting, you must pay the income tax due to your employer within 90 days of the date of vesting to avoid further tax consequences. If you fail to pay this amount to your employer within that time limit, you may be deemed to have received an additional taxable benefit equal to the amount of income tax paid by your employer on your behalf and you will have to pay further tax on this benefit. In such case, your employer is not required to withhold tax on the benefit in kind, and you must include this in your self-assessment tax return for the year in which vesting occurred.

Sale of Shares

When you subsequently sell the shares acquired upon vesting, you may be subject to capital gains tax on any taxable gain you realize. The taxable gain will be calculated as the difference between the sale proceeds and the fair market value of the shares at vesting. Any capital gains you realize are subject to taper relief calculated depending on the period of time during which you held the shares acquired and whether you continue to be employed by your employer, BSC or one of its subsidiaries. Further, capital gains tax is payable only on gains from all sources in excess of the annual personal exemption in any tax year (currently £9,200 for the U.K. tax year 6 April 2007 to 5 April 2008).

Dividends

You may be entitled to receive dividends in respect of the shares you receive upon vesting if the Board of Directors of BSC, in its discretion, declares a dividend. Any dividend paid will be subject to income tax in the U.K. (but not NICs) and also to U.S. federal withholding tax. You may be entitled to a foreign tax credit against your U.K. income tax for the U.S. federal tax withheld.

Withholding and Reporting

As described above, your employer is required to withhold income tax and NICs at vesting through the PAYE system. It is your responsibility to report and pay any taxes resulting from the sale of shares and the receipt of any dividends. You will also be required to report the vesting of your deferred stock units, the subsequent disposal of your shares and the receipt of any dividends on your annual U.K. Tax Return.

OTHER INFORMATION

Director Notification Requirements

If you are a director or shadow director of a U.K. subsidiary of BSC and the U.K. subsidiary is not wholly owned by BSC, you may be subject to certain notification requirements under the U.K companies legislation. You may have to notify the U.K. subsidiary in writing of your interest in BSC and the number and class of shares or rights to which the interest relates. You may also have to notify the U.K. subsidiary when you acquire shares of common stock upon vesting of your deferred stock units or sell shares of common stock acquired upon vesting. This disclosure requirement may also apply to any rights or shares of common stock acquired by your spouse or child(ren) (under the age of 18).